UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12
MACROGENICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MacroGenics, Inc.
9704 Medical Center Drive
Rockville, Maryland 20850
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 14, 2020
To the Stockholders of MacroGenics, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of MacroGenics, Inc., a Delaware corporation, will be held on May 14, 2020, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850*, for the following purposes:
1.To elect two Class I directors listed in the attached proxy materials to hold office until the 2023 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal;
2.To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020;
3.To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached proxy statement;
4.To approve our stock option exchange program as described in the attached proxy statement; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders who owned our common stock at the close of business on March 20, 2020, the record date, can vote at the Annual Meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends that you vote FOR the election of the director nominees and FOR Proposals 2, 3 and 4.
Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please vote by internet, by telephone or by completing, signing and dating the accompanying proxy card and returning it as soon as possible. If you have received and are using an enclosed return envelope, no postage need be affixed if it is mailed in the United States. If you receive more than one notice or more than one proxy card because your shares are registered in different names or addresses, you should vote each set of shares separately to ensure that all of your shares will be voted.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2020: Our proxy materials and annual report to stockholders are available at www.proxydocs.com/MGNX.

By Order of the Board of Directors

James Karrels
Corporate Secretary
Rockville, Maryland
April 3, 2020

*We intend to hold our Annual Meeting in person. However, we are actively monitoring coronavirus (COVID-19) developments, and we are sensitive to public health and travel concerns and the protocols that federal, state and local governments are imposing and may continue to impose. For that reason, we reserve the right to change the date, time, and means of convening the Annual Meeting, including through remote communications. If we take one or more of these steps, we will announce the decision to do so in advance, and details will be issued by press release, posted on our proxy website at www.proxydocs.com/MGNX and filed with the Securities and Exchange Commission (the “SEC”) as additional soliciting materials. Please monitor our proxy website for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the currently scheduled meeting date.

TABLE OF CONTENTS

Information About the Proxy Process and Voting
Proposal No. 1. Election of Directors
Director Compensation
Proposal No. 2. Ratification of Selection of Independent Registered Public Accounting Firm
Audit Committee Report
Proposal No. 3. Advisory Vote on Executive Compensation
Proposal No. 4. Approval of Stock Option Exchange Program
Corporate Governance
Certain Relationships and Related Party Transactions
Executive Officers
Executive Compensation Discussion and Analysis
Compensation Committee Report
CEO Pay Ratio Disclosure
Information About Equity Compensation Plans
Security Ownership of Certain Beneficial Owners and Management
Delinquent Section 16(a) Reports
Householding of Proxy Materials
Where You Can Find More Information

MacroGenics, Inc.
9704 Medical Center Drive
Rockville, Maryland 20850
PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD May 14, 2020
We have made available to you this proxy statement and the accompanying proxy card because the Board of Directors (the “Board”) of MacroGenics, Inc. (referred to herein as the “Company”, “MacroGenics”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850*.
• This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
• The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and by e-mail. All costs of the solicitation of proxies will be borne by us. We have also retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $20,000 plus the reimbursement of out-of-pocket expenses incurred by it on our behalf. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
We are mailing the notice of Annual Meeting of Stockholders and the proxy card to our stockholders of record as of March 20, 2020, the record date, for the first time on or about April 3, 2020. In this mailing, we are also including instructions on how to access our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2019, as amended on March 2, 2020 ("Form 10K"), which Form 10-K, together with the additional cover materials, constitutes our 2019 Annual Report to Stockholders (“2019 Annual Report”). In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2019 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the record date upon request. The Form 10-K is also available in the “Financials & Filings” section of our website at http://ir.macrogenics.com/financial-information. The references to any of our web addresses in this proxy statement are inactive textual references only and do not constitute incorporation by reference of the information contained at or available through these web addresses.
The only voting securities of MacroGenics are shares of our common stock, of which there were 49,131,150 shares outstanding as of the record date. We need the holders of a majority in voting power of these shares of common stock to be present in person or represented by proxy at the Annual Meeting to have a quorum and conduct business at the Annual Meeting.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

*We intend to hold our Annual Meeting in person. However, we are actively monitoring coronavirus (COVID-19) developments, and we are sensitive to public health and travel concerns and the protocols that federal, state and local governments are imposing and may continue to impose. For that reason, we reserve the right to change the date, time, and means of convening the Annual Meeting, including through remote communications. If we take one or more of these steps, we will announce the decision to do so in advance, and details will be issued by press release, posted on our proxy website at www.proxydocs.com/MGNX and filed with the SEC as additional soliciting materials. Please monitor our proxy website for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the currently scheduled meeting date.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
You are receiving the notice of Annual Meeting and related proxy materials from us because you owned shares of our common stock as of March 20, 2020, the record date for the Annual Meeting. The Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting.
This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions about such matters. You are requested to vote on the proposals described in this proxy statement and are invited to attend the Annual Meeting.
We intend to make our Annual Report, this proxy statement and the accompanying proxy card available on or about April 3, 2020 to all stockholders of record entitled to vote at the Annual Meeting. Beneficial owners will receive notice and electronic access to these materials, and may request physical copies from their respective brokers, custodians or fiduciaries who are holding the shares on their behalf.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 20, 2020, the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 49,131,150 shares of our common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted. To facilitate timely receipt of your proxy despite any potential systems disruption due to coronavirus (COVID-19), we encourage you to vote by telephone or internet promptly by following the instructions on the enclosed proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid "legal proxy" card from your broker or other agent.

What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required	Board Recommendation
1. Election of Class I directors	Plurality of votes cast	FOR
2. Ratification of appointment of Ernst & Young LLP (“Ernst & Young”)	Majority of votes cast	FOR
3. Advisory vote to approve compensation of named executive officers as disclosed in this proxy statement	Majority of votes cast	FOR
4. Approval of the stock option exchange program as described in this proxy statement	Majority of votes cast	FOR

Shares voted “Abstain” or "Withhold" will be counted for the purposes of determining whether a quorum has been reached, but will have no effect on the approval of matters considered at the Annual Meeting. Votes may be cast by proxy or in person. A “plurality” of the votes cast at the meeting for the election of directors means that the nominees who receive the most votes, even if less than a majority, will be the nominees elected by stockholders. A majority of votes cast means that the shares voted in favor of a proposal exceed the shares voted against a proposal.

How do I vote?
Even if you plan to attend the Annual Meeting, we recommend that you vote before the Annual Meeting, as described below, so that your vote will be counted if you later decide not to attend the Annual Meeting. Voting by internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Submitting a proxy by internet, telephone or mail prior to the Annual Meeting will not affect your right to attend the Annual Meeting and vote in person.
If you hold shares in your own name as a stockholder of record, regardless of whether you received your Annual Meeting materials through the mail or via the internet, you may vote before the Annual Meeting:
• By Internet. To vote by internet, go to www.proxypush.com/MGNX and follow the instructions you find on this website. Your proxy will be voted according to your instructions. If you vote by internet, you do not need to mail in a proxy card.
• By Telephone. To vote by phone, call 1-866-284-4925 toll-free from the United States and follow the instructions. If you vote by telephone, you do not need to mail in a proxy card.
• By Mail. To vote by mail, complete, sign and return our proxy card in the enclosed postage-paid envelope.
If you vote by internet or by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior internet or telephone vote). Your internet or telephone vote will authorize the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card.
If you hold shares in street name, please refer to the information provided by the institution that holds our shares regarding how to provide them with voting instructions. If you beneficially hold your shares in street name and you do not submit specific voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as “routine” under rules applicable to broker-dealers. However, a broker cannot vote shares held in street name on matters designated by these rules as “non-routine,” unless the broker receives specific voting instructions from the beneficial holder. See “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?” below for additional information.
Who can attend the Annual Meeting?

Only stockholders of record of our common stock at the close of business on March 20, 2020 have a right to attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. In order to be admitted to the Annual Meeting, you will need to present a current, government-issued photo identification (such as a driver’s license or passport). If you are representing an entity that is a stockholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to restrict admission to the Annual Meeting or limit the number of representatives for any entity that may be admitted to the Annual Meeting for security reasons at our sole discretion. Attendees that disrupt or impede the Annual Meeting or breach the rules of conduct may be removed from the meeting as well. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.

As part of our precautions regarding coronavirus (COVID-19), we may impose additional procedures or limitations on meeting attendees (beyond those described herein). In addition, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance of the Annual Meeting, and details on how to participate will be available at www.proxydocs.com/MGNX.
Who counts the votes?
Mediant Communications, Inc. (“Mediant”) has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Elections. If you are a stockholder of record, your executed proxy card should be returned directly to Mediant for tabulation. As noted above, if you hold your shares through a broker, your broker will return one proxy card to Mediant on behalf of all its clients.
How are votes counted?
Votes will be counted by Mediant, who will separately count “For” and “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, Mediant will count the number of “Withheld” votes received for the director nominees. If your shares are held in street name, you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the institution that holds your shares to vote your shares. If you do not give instructions to the institution that holds your shares, the institution that holds your shares can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?” for more information.
How are director nominee withhold votes treated?
Director nominees are elected by a plurality of the votes cast at the Annual Meeting of the stockholders. The nominees receiving the highest number of votes “For” will be elected. Votes may be cast “For” or may be “Withheld” with respect to any or all of the director nominees. For purposes of the election of directors, votes that are “Withheld” and broker non-votes (described below) will be counted as “present” for purposes of establishing a quorum but will not be counted as votes cast and will have no effect on the result of the vote.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non- routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” and “non-routine”?
The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 2. The election of directors (Proposal 1), the advisory vote approving compensation of the named executive officers (Proposal 3), and the approval of the stock option exchange program (Proposal 4) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions from the beneficial owners on non-routine matters, and therefore we expect there may be broker non-votes on Proposals 1, 3 and 4.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. Our by-laws provide that a quorum will exist if stockholders holding a majority of the shares of common stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. Abstentions, withheld votes, and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card or receive your instructions by internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, “For” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020, “For” the non-binding advisory approval of the compensation of the named executive officers, and "For" the approval of the stock option exchange program.
What if other matters not on the proxy card are brought before the Annual Meeting for action by the stockholders?
As of the date of this proxy statement, our Board does not intend to present any matters other than those described in this proxy statement at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We have also retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $20,000 plus the reimbursement of out-of-pocket expenses incurred by it on our behalf. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one notice or more than one set of materials?
It means that you have more than one account for your MacroGenics shares. Please vote by internet or telephone using each of the identification numbers marked on each notice of Annual Meeting, or complete and submit all proxies by mail to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
• You may submit another properly completed proxy with a later date by internet, telephone or mail.
• You may send a written notice that you are revoking your proxy to our Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850.
• You may attend the Annual Meeting and vote in person. Please note, however, that simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such nominee.
When are stockholder proposals or director nominations due for next year’s Annual Meeting of Stockholders?
To be considered for inclusion in the proxy materials for the 2021 Annual Meeting (the “2021 Annual Meeting”), your stockholder proposals must be submitted in writing by December 4, 2020, to our Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850. However, if the date of the 2021 Annual Meeting is more than 30 days from May 14, 2021, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2021 Annual Meeting. In addition, if you wish to present any other business at the 2021 Annual Meeting or to nominate a director pursuant to our by-laws, you must provide written notice to the Company not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting (February 13, 2021 and January 14, 2021, respectively); provided, that if the date of the 2021 Annual Meeting is more than 20 days before or more than 60 days after the first anniversary of this year’s Annual Meeting, you must give notice not earlier than the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to the 2021 Annual Meeting and (b) the tenth day following the day on which notice of the date of the 2021 Annual Meeting was mailed or public disclosure of the date of the 2021 Annual Meeting was made, whichever first occurs. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the Company pursuant to the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results become available.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Background
Our Board is divided into three classes. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) will be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred, subject to the election and qualification of such director’s successor, or until such director’s earlier death, resignation or removal.
At the Annual Meeting, stockholders will have an opportunity to vote for the re-election of Scott Koenig, M.D., Ph.D. and Jay Siegel, M.D. to serve as Class I directors. Matt Fust, also a Class I director as of March 20, 2020, is not standing for reelection at the Annual Meeting. Each director nominee to be elected will hold office from the date of his or her election by the stockholders until the 2023 Annual Meeting of Stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Board Recommendation
The Board of Directors unanimously recommends a vote
“FOR” the election of each of the Class I director nominees.
DIRECTORS AND NOMINEES
This section provides information as of the date of this proxy statement about each Class I director nominee as well as those directors whose terms continue after the Annual Meeting. The information includes age, all positions and offices held with us, length of service as a director, principal occupation and employment for the past five years and the names of other publicly held companies of which s/he has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 20, 2020, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 42.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Each of Scott Koenig, M.D., Ph.D. and Jay Siegel, M.D. has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the Annual Meeting.
Class I Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders
Scott Koenig, M.D., Ph.D., age 67
Dr. Koenig has been our President, Chief Executive Officer and a director since September 2001 and was one of our co-founders. Prior to joining MacroGenics, Dr. Koenig served as Senior Vice President of Research at MedImmune, Inc., where he participated in the selection and maturation of its product pipeline. From 1984 to 1990, he worked in the Laboratory of Immunoregulation at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health, where he investigated the immune response to retroviruses and studied the pathogenesis of AIDS. Dr. Koenig currently serves as chair of the Board of Directors of Applied Genetic Technologies Corporation ("AGTC"), and is a member of the Board of Directors of GlycoMimetics, Inc., both publicly held companies. Additionally, Dr. Koenig serves on the Board of Directors of the International Biomedical Research Alliance and the Biotechnology Innovation Organization ("BIO"), and is co-chair of the Scientific Advisory Board of the Institute for Bioscience and Biotechnology Research at the University of Maryland. We believe that Dr. Koenig is able to perform his duties as a director of MacroGenics while serving as a member of these additional boards. In particular, Glycomimetics and MacroGenics are in close geographical proximity, and therefore, Dr. Koenig does not have to engage in travel to participate in the meetings of the boards of directors for those companies. Dr. Koenig attended all of the MacroGenics Board and relevant committee meetings as well as the annual meeting of stockholders in 2019. We believe that Dr. Koenig’s detailed knowledge of our company and his over 30 years in research and the biotechnology industry provide a valuable contribution to our Board.
Jay Siegel, M.D., age 67
Dr. Siegel has served as a director since November 2017. He most recently served as Chief Biotechnology Officer and Head of Scientific Strategy and Policy at Johnson & Johnson, which he joined in 2003, and on the Executive Committees and Boards of BIO

and the Alliance for Regenerative Medicine. Prior to joining Johnson & Johnson, Dr. Siegel had a distinguished 20-year career at the Food and Drug Administration ("FDA") in positions of increasing responsibility, including directing the office responsible for reviewing and approving therapeutic biologics. Dr. Siegel currently co-chairs the National Academies Forum on Regenerative Medicine. In addition, Dr. Siegel serves as a director of a privately held biopharmaceutical company. He received a B.S. in Biology from the California Institute of Technology and an M.D. from Stanford University. He trained in internal medicine at the University of California, San Francisco, and in infectious diseases and immunology at Stanford University. The Board believes that Dr. Siegel’s medical training and 37 years of experience in biotechnology qualify him to serve as a member of our Board.
Class II Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders
Kenneth Galbraith, age 57
Mr. Galbraith has served as a director since July 2008. Mr. Galbraith joined Ventures West Capital in 2007 and founded Five Corners Capital Inc. in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 30 years of experience serving as an executive, director, investor and adviser to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. In addition, Mr. Galbraith serves as a director of Liminal BioSciences, Inc. (formerly Prometic Life Sciences Inc.) and Profound Medical Corp., which are both publicly held companies, and has served as a director of several privately held companies. Based on Mr. Galbraith’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Mr. Galbraith has the appropriate set of skills to serve as a member of our Board.
Scott Jackson, age 55
Mr. Jackson has served as a director since January 2017. Mr. Jackson served as Chief Executive Officer and as a member of the Board of Directors of Celator Pharmaceuticals, Inc. from April 2008 until July 2016, when the company was acquired by Jazz Pharmaceuticals plc. Mr. Jackson has more than 30 years of experience in the pharmaceutical and biotechnology industry and has held positions of increasing responsibility in sales, marketing and commercial development at Eli Lilly and Company, SmithKline Beecham, ImClone Systems Inc., Centocor Inc., a division of Johnson & Johnson, Eximias Pharmaceutical and YM BioSciences. Mr. Jackson holds a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from the University of Notre Dame. Mr. Jackson serves as a director of GlycoMimetics, Inc., a publicly held company. Based on Mr. Jackson’s depth of experience in the biotechnology industry ranging from executive officer to director roles and experience with commercial development, the Board believes Mr. Jackson has the appropriate set of skills to serve as a member of our Board.
David Stump, M.D., age 70
Dr. Stump has served as a director since September 2013. Dr. Stump was most recently Executive Vice President, Research and Development at Human Genome Sciences, Inc., where he was employed from November 1999 until his retirement in December 2012. Dr. Stump also serves as a director of Sunesis Pharmaceuticals, Inc., Portola Pharmaceuticals, Inc., and REGENXBIO, Inc., which are publicly held companies. The Board believes that Dr. Stump’s medical training and 23 years of experience in research and development and operations in the biotechnology industry as well as his public company board service qualify him to serve as a member of our Board.
Class III Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
 Paulo Costa, age 69
Mr. Costa has served as a director since June 2009. Mr. Costa served as President and Chief Executive Officer of Novartis U.S. Corporation, from October 2005 to August 2008. Prior to his work at Novartis U.S. Corporation, Mr. Costa was President and Chief Executive Officer of Novartis Pharmaceuticals, U.S. from July 1999 to September 2005. From August 2009 to August 2012, Mr. Costa served as chair of the Board of Directors of Amylin Pharmaceuticals Inc., a publicly held company, and currently serves as a director of two privately held life science companies. Based on Mr. Costa’s diverse experience in the pharmaceutical industry, ranging from successful product development, launch and commercialization and his extensive senior management experience within the industry, our Board believes Mr. Costa has the appropriate set of skills to serve as a member of our Board.

Karen Ferrante, M.D., age 62
Dr. Ferrante has served as a director since January 2017. Dr. Ferrante, a hematologist-oncologist, most recently served as Chief Medical Officer and Head of Research and Development at Tokai Pharmaceuticals and brings over 25 years of oncology drug development experience to the Board. Prior to Tokai, Dr. Ferrante held several senior level positions at Millennium Pharmaceuticals Inc. and parent company Takeda Pharmaceuticals, including Oncology Therapeutic Area Head, Takeda Cambridge Site Head and Chief Medical Officer. Dr. Ferrante previously held positions of increasing responsibility at Pfizer Global Research and Development and Bristol-Myers Squibb. Dr. Ferrante holds an M.D. from Georgetown University and completed her internship and residency in internal medicine at New England Deaconess Hospital (now part of Beth Israel Deaconess Medical Center) followed by a fellowship in hematology and oncology. She currently serves as a director of Hutchison China MediTech Limited (Chi-Med), Progenics Pharmaceuticals, and Unum Therapeutics Inc., which are publicly held biopharmaceutical companies. Based on Dr. Ferrante’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Dr. Ferrante has the appropriate set of skills to serve as a member of our Board.
Edward Hurwitz, age 56
Mr. Hurwitz has served as a director since October 2004. Mr. Hurwitz is a Managing Director of MPM Capital, a life sciences venture capital firm. Prior to joining MPM Capital, Mr. Hurwitz was the founding Managing Director of Precision Bioventures, LLC, a consulting and investment advisory firm. He was a director of Alta BioPharma III, L.P., and Alta Partners VIII, L.P., funds affiliated with Alta Partners, a venture capital firm, from 2002 through December 2014. Mr. Hurwitz also serves as a director of Applied Genetic Technologies Corporation, a publicly held company. Mr. Hurwitz received J.D. and M.B.A degrees from the University of California at Berkeley in 1990 and a B.A. in molecular biology from Cornell University in 1985. The Board believes that Mr. Hurwitz’s financial and scientific expertise, as well as his deep understanding of the biotechnology industry, makes him an important asset to our Board as it assesses both financial and strategic decisions.

DIRECTOR COMPENSATION
We have adopted a Director Compensation Program (the “2019 Director Plan”) for our non-employee directors. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board. Pursuant to the 2019 Director Plan, our non-employee directors receive an annual retainer of $40,000, to be pro rated if he or she is serving as a director for less than the full year. If our chair is a non-employee director, the chair receives an additional annual retainer of $35,000. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following committee fees:

Committee	Member Annual Retainer ($)	Chair Additional Annual Retainer ($)
Audit Committee	8,750	17,500
Compensation Committee	5,500	13,250
Nominating and Corporate Governance Committee	5,000	9,250
Science and Technology Committee	5,500	13,250

All of these annual fees are paid in quarterly installments in, at each director’s election, either cash or stock options based on the Black-Scholes value of the dollar amount of the retainer as of the date of grant. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings. Other than the annual retainers and committee fees paid pursuant to our 2019 Director Plan described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. Director compensation is reviewed regularly, generally on an annual basis, by the Compensation Committee of our Board ("Compensation Committee"). In setting director compensation, including any modifications to the 2019 Director Plan, the Compensation Committee considers several factors including the Company’s size and stage of development and market data of the Company’s peer group, as described below under "Compensation Discussion and Analysis" of this proxy statement. The Compensation Committee also considers recommendations from its independent compensation consultant in making these determinations.
In addition, non-employee directors are entitled to receive an option to purchase shares of our common stock upon initial election or appointment to the Board (the “Initial Option”) and an option to purchase shares of our common stock annually thereafter (the “Annual Option”). In February 2020, the Board modified the 2019 Director Plan to increase the number of shares available for the Initial Option and the Annual Option and modify the vesting schedule. The number of shares previously available for the Initial Option and Annual Option under the 2019 Director Plan were 20,000 and 10,000 shares, respectively. Effective following the Annual Meeting, the number of shares of common stock available for the Initial Option and Annual Option will be increased to 30,000 and 15,000, respectively.
Options granted to non-employee directors have a per share exercise price equal to the per share fair market value of our common stock as of the date of grant. Under the 2019 Director Plan, such grants vest as to 1/12 of the shares of our common stock underlying such option monthly, beginning on the first monthly anniversary of the applicable grant date, subject to the director's continued service on our Board through each vesting date. Following the Annual Meeting, such grants will vest with respect to the Initial Option as to 1/36th of the shares of our common stock underlying such option monthly, and with respect to the Annual Option as to 1/12 of the shares of our common stock underlying such option monthly, beginning on the first monthly anniversary of the applicable grant date, subject to the director’s continued service on our Board through each vesting date. The Initial Option is granted on the date the director first joins the Board and the Annual Option is granted on the date of the first Board meeting held after each Annual Meeting of stockholders.

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Paulo Costa (2)	—	210,458	210,458
Karen Ferrante, M.D. (2)	13,313	163,212	176,525
Matthew Fust (3)	67,500	121,218	188,718
Kenneth Galbraith	66,250	121,218	187,468
Edward Hurwitz	50,281	121,218	171,499
Scott Jackson	54,250	121,218	175,468
Jay Siegel, M.D.	58,906	121,218	180,124
David Stump, M.D.	55,313	121,218	176,531

(1)Amount reflects the aggregate grant date fair value of options granted during 2019 computed in accordance with ASC Topic 718, Stock Compensation, as applied by analogy for non-employees. The assumptions used in the valuation of these awards are set forth in Note 7 to our financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
(2)Mr. Costa and Dr. Ferrante each elected to receive their 2019 fees in stock options.
(3)Mr. Fust is not standing for reelection and his service as a director will end as of the Annual Meeting.

As of December 31, 2019, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options (#)
Paulo Costa	96,467
Karen Ferrante, M.D.	54,616
Matthew Fust	60,849
Kenneth Galbraith	67,773
Edward Hurwitz	67,773
Scott Jackson	50,000
Jay Siegel, M.D.	40,000
David Stump, M.D.	67,773

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit Committee of our Board of Directors ("the Audit Committee") has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Ernst & Young has served as our independent registered public accounting firm since 2006.
In accordance with the rules of the SEC and our Audit Committee’s charter, the Audit Committee is directly responsible for the selection, appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the stockholders. The Board, however, considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Ernst & Young for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment of Ernst & Young, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Required Vote and Board Recommendation
Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome.
The Board of Directors unanimously recommends a vote
“FOR” the ratification of the appointment of Ernst & Young.
Principal Accountant Fees and Services
The following table provides information regarding the fees paid to Ernst & Young during the years ended December 31, 2019 and 2018. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2019	2018
Audit Fees (1)	$1,169,720	$1,149,122
Audit-related Fees (2)	31,000	30,000
Tax Fees (3)	144,956	132,010
All Other Fees	2,000	2,000
Total Fees	$1,347,676	$1,313,132

(1) Audit fees for 2019 and 2018 were for professional services rendered for the audits of our financial statements, attestation services with respect to our internal control over financial reporting, reviews of quarterly financial statements, registration statement filings and consents, comfort letters and consultations concerning financial accounting.
(2) Audit-related fees for 2019 and 2018 were for other audit requirements.
(3) Tax fees for 2019 consist of $85,170 for tax compliance, including the preparation, review and filing of tax returns, and $59,786 for tax advice and planning. Tax fees for 2018 consist of $121,530 for tax compliance, including the preparation, review and filing of tax returns, and $10,480 for tax advice and planning.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available on the Corporate Governance section of our website at http://ir.macrogenics.com/governance.
The Audit Committee pre-approved all audit, audit-related, tax and other services provided by Ernst & Young for 2019 and 2018 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by MacroGenics under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on the Corporate Governance section of the Company’s website. Management has the primary responsibility for the Company’s financial statements and reporting processes, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management MacroGenics’ audited financial statements and the effectiveness of the Company’s internal controls over financial reporting as of and for the year ended December 31, 2019.
The Audit Committee has discussed with Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed under generally accepted auditing standards including Auditing Standard No. 1301. In addition, the Audit Committee discussed with Ernst & Young its independence, and received from Ernst & Young the written disclosures and the letter required by Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board. Finally, the Audit Committee discussed with Ernst & Young, with and without management present, the scope and results of Ernst & Young’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Audit Committee

Kenneth Galbraith, Chair
Matthew Fust
Scott Jackson

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In 2016, stockholders voted, on an advisory basis, to hold an annual advisory vote on the compensation of our named executive officers. Pursuant to that guidance and consistent with Section 14A of the Exchange Act, our Board is asking stockholders to approve an advisory vote on the following resolution:
RESOLVED, that the compensation paid to MacroGenics’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. Although the vote is non-binding, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Our executive compensation programs are designed to attract, motivate, and retain executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.
The “Executive Compensation” section of this proxy statement beginning on page 25, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to 2019. Highlights of our executive compensation philosophy include the following:
• A portion of each senior executive’s compensation should be variable, with the target bonus based on a combination of individual and corporate performance;
• Compensation opportunities should be competitive with clinical-stage biopharmaceutical companies of similar size and comparable stage of development, but also should be designed to be flexible enough to attract talent from other biopharmaceutical companies as needed;
• The equity compensation program should align executive interests with those of stockholders; and
• Supplemental benefits and perquisites should be limited and used selectively, if at all, in specific circumstances to attract and retain executives.
As we describe in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that we believe supports our business strategy and aligns the interests of our executives with those of our stockholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals helps drive Company performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Vote Required and Board Recommendation
Approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are not considered votes cast and, therefore, will have no effect on the vote outcome.
The Board unanimously recommends a vote “FOR” the approval of the advisory vote on the compensation of our named executive officers.

 [
PROPOSAL NO. 4
APPROVAL OF STOCK OPTION EXCHANGE PROGRAM

General

On March 19, 2020, our Board approved, and recommended that our stockholders approve, a stock option exchange program, (the "Option Exchange"), pursuant to which we would give certain eligible employees, including our executive officers (the "Eligible Participants"), a one-time opportunity to exchange Eligible Options (as defined below) for new stock options (the "Replacement Options") with lower, at-the-money exercise prices to purchase a lesser number of shares, which will be granted under our 2013 Equity Incentive Plan (the "2013 Plan"). Non-employee members of our Board are not eligible to participate in the Option Exchange.

If approved by our stockholders and implemented, we believe the Option Exchange would enable us to:

•Motivate and engage the Eligible Participants to continue to build stockholder value;

•Create retentive value for our Eligible Participants at a time when retaining key employees is a priority;

•Avoid material incremental expense pursuant to a value-for-value exchange of Replacement Options in place of Eligible Options (as defined below); and

•Reduce our stock option overhang, as surrendered options will be cancelled and not returned to the 2013 Plan.

If approved and implemented, the Option Exchange would permit Eligible Participants to replace outstanding stock options that (i) have an exercise price equal to or greater than (a) the 52-week intra-day high of Common Stock, as quoted on the Nasdaq Global Select Market, and (b) 1.5 times the price per share of Common Stock on the commencement date of the offer (the "Offer Date"); and (ii) were granted pursuant to the 2013 Plan on or prior to the date that is 12 months preceding the Offer Date ("Eligible Options"). All of our outstanding stock options granted under the 2013 Plan are underwater (based on the closing price of our common stock of $4.86 on March 20, 2020), which means that the stock option exercise price exceeded the market price of our common stock on such date.

In addition, under the terms of the Option Exchange, the Replacement Options are meant to have a fair value that will be proportionate, on an aggregate basis, to the fair value of the cancelled stock options they would replace. Accordingly, Eligible Participants will not receive an immediate financial benefit through exchanging their Eligible Options. We cannot predict how many employees will elect to participate in the Option Exchange. However, as an illustration, assuming that 100% of Eligible Participants as of March 20, 2020 participate in an Option Exchange with an Offer Date of June 1, 2020, Eligible Options to purchase approximately 4,654,708 shares of our common stock may be surrendered and cancelled in the Option Exchange, which would result in the Company issuing Replacement Options for approximately 1,983,181 shares of common stock and would result in a net reduction in our stock option overhang of approximately 2,671,527 shares of common stock.

Rationale for Option Exchange and Alternatives Considered

The principal purpose of the 2013 Plan has been, and continues to be, to attract and retain highly-skilled employees, executive officers and directors of the Company and motivate them to build stockholder value by linking these individuals' personal interests to the interests of our stockholders. We believe that the Option Exchange is important to achieve those goals for Eligible Participants. For the Company to be successful, we believe our employees should have interests aligned with those of our stockholders. We believe the significant percentage of underwater options held by our Eligible Participants are not effective incentives to retain our employees, or to align employee interests with those of our stockholders, as we believe our employees generally perceive these options to have little or no value. We have experienced retention issues in recent years, including the recently announced resignation of a senior executive, and in the face of a competitive market for talented and specialized employees, it is imperative for us to offer Eligible Participants incentives with meaningful retentive value.

We believe that the Option Exchange and the Replacement Options to be granted will provide better incentives, motivation, and retentive value to Eligible Participants than the underwater options they currently hold. We expect that receipt of Replacement Options at a lower exercise price will increase the retention of our talented employees, including the retention of executive officers, reduce the costs and disruptions associated with employee turnover and better ensure our performance as a company. As an alternative to increased cash compensation to motivate and retain Eligible Participants, the Option Exchange will allow us to devote more of our cash resources toward advancing our research and development programs and moving our product candidates into and through clinical development. In addition, the Option Exchange will provide the opportunity to reduce the “overhang” of outstanding stock options as the cancelled options will not be returned to the 2013 Plan, as well as create retentive value from existing awards that currently do not maintain value.

The price of our common stock has experienced a significant decline over the past few years, and, as a result, all of the outstanding stock options granted under our 2013 Plan have exercise prices significantly above the recent and current trading prices of our common stock. Notably, all of the outstanding options granted under our 2013 Plan were underwater prior to the recent market volatility that has generally been associated with the coronavirus (COVID-19) pandemic. As previously announced, we are taking a number of actions intended to more efficiently utilize our financial, human and intellectual capital by prioritizing certain programs with the highest commercial and scientific merit and the potential to achieve regulatory approval, as well as pursuing activities with the goal of extending our cash runway. Nevertheless, although we believe in the Company’s potential for future success and ability to build stockholder value, our stock price, and therefore market capitalization, remains extremely low compared both to our historic stock price and that of many of our peers. Management believes there is significant value in the Company's pipeline of product candidates, as well as those we have out-licensed or sold to collaboration partners, for which we are eligible to receive potential clinical, regulatory and commercial milestones and royalties on worldwide sales. Further, we believe this value is not currently reflected in our stock price, as the investment community's focus has been on the uncertain commercial prospects related to margetuximab, due in part to the rapidly evolving competitive landscape for the treatment of late-stage, HER2-positive metastatic breast cancer.

As of December 31, 2019, we had stock options outstanding representing a total of 6,706,994 shares, with a weighted-average exercise price of $22.33 per share. This includes 6,156,422 stock options granted under our 2013 Plan. We believe these stock options are no longer effective as incentives to retain and motivate our employees and executive officers and align their interests with our stockholders. Retention and motivation of our employees, including the executive officers, is critical during this stage in the Company’s development, given the importance of the near-term advancement of our pipeline of product candidates, including our pursuit of multiple potential registration-enabling studies, which will require highly talented employees, particularly senior executives, to ensure successful execution of our plans. Although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, unless they are surrendered or cancelled they will remain outstanding with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering little or no retentive or incentive value.

Our Compensation Committee retained Radford, a part of Aon plc, a global executive compensation consulting firm (“Radford”), to assist in evaluating issues associated with our underwater stock options and in structuring a compensation program to address the identified issues. The Compensation Committee, in consultation with Radford, evaluated several alternatives to the Option Exchange for remaining competitive within our industry and with our employees, including granting additional stock options or restricted stock awards, exchanging underwater options for full value shares or exchanging underwater options for cash payments. The Compensation Committee considered the positive and negative attributes of each of these structures. While equity awards and cash compensation are part of our overall compensation packages, we do not believe that relying exclusively on such approaches is an ideal use of our resources. For example, granting additional stock options or restricted stock unit awards would cause dilution to our current stockholders and create additional compensation expense, and increasing cash compensation would reduce the cash resources we can devote to our business, including our clinical research and development programs.

As a result, among other things, the Board considered the following important reasons for implementing the Option Exchange:

•Employee Retention; Morale. On March 20, 2020, the closing price of our common stock on The Nasdaq Global Select Market was $4.86 per share, resulting in 100% of the outstanding stock options granted to employees under our 2013 Plan, being underwater. We may face a considerable challenge in retaining our employees, including our executive officers, and there is a possibility that our competitors may be able to offer equity incentives that are more attractive and that, in some cases, could make the terms of employment at a new employer more attractive than what we offer to our existing employees. Over the past few years, we have grown our headcount to accommodate the advancement of our multiple product candidates and to staff our manufacturing and quality departments in support of our own as well as partnered product candidates. However, from January 1, 2019 through March 20, 2020, we had 74 voluntary employee terminations, 16 of which were managers, representing a turnover rate of approximately 15%. This compares with a 2016-2017 Company turnover rate of approximately 11%. Indicative of our concern about the minimal retentive value of stock options held by Eligible Participants, we recently announced that our Chief Medical Officer would be leaving in late March 2020 to pursue a new opportunity. We cannot be certain of the role that low retentive value of this individual's outstanding stock options made in his decision to pursue a new opportunity. However, we note that all of this individual's stock options granted under the 2013 Plan were underwater at the time of his resignation.   The Option Exchange is designed to address retention concerns as well as improve morale among our employees generally and reinvigorate a culture where equity compensation is a meaningful component of our overall compensation package. The Board believes that additional or continued voluntary terminations of our senior management and employees could put long-term stockholder value at risk, given the importance of completing our multiple near- and long-term objectives and activities. Near and long-term objectives which could be put at risk from an inability to retain our employees include: (a) conducting regulatory and related interactions on behalf of margetuximab, our investigational Phase 3 product candidate for which we submitted a biologics licensing application ("BLA") to the U.S. Food and Drug Administration ("FDA") in late 2019, for which we believe the FDA will convene an Oncologic Drugs Advisory Committee ("ODAC") meeting, likely to be held in the second half of 2020; (b) continuing to advance studies of multiple Phase 1 and 2 molecules for which we intend to present initial clinical data in 2020; and (c) supporting the manufacture of MGA012, a product candidate we licensed to our partner, Incyte Corporation, and for which there are currently six registration-directed clinical studies ongoing or planned in 2020 across a broad range of tumor types.  As discussed in more detail below, none of the Replacement Options issued under the Option Exchange will be vested on the date of grant; rather, the Replacement Options issued to Eligible Participants in the Option Exchange will vest beginning on the one-year anniversary of the date of grant, with one-half of Replacement Options for non-executive employees vesting on the first anniversary of the date of the grant, with quarterly vesting in equal installments thereafter; and for executive officers, three years after the date of grant with one-third vesting on the first anniversary of the date of the grant and quarterly vesting in equal installments thereafter. In addition, all Replacement Options will have a new 7 year contractual term. Our Compensation Committee believes that implementing a new vesting schedule is appropriate because it encourages retention of employees over the next one to three years, which will be an important period for the Company.

•Performance Incentives. We face significant competition for experienced and talented personnel in our industry, and stock options are an important part of our incentive compensation. While we have made significant progress in advancing our product candidates and remain optimistic regarding the Company's growth potential, the price of our common stock remains low. Underwater stock options are not effective as performance incentives because they provide little or no perceived value to employee option holders. In addition, because many of our options are significantly underwater, the likelihood that they will come "into the money" in the near-term is too low to provide meaningful incentive to employee option holders.

•Reduce Stock Overhang. Assuming full participation of Eligible Participants, implementation of the Option Exchange would significantly reduce the number of outstanding stock options. Although the underwater options are not serving their intended purposes of motivating and retaining employees, including our executive officers, they still remain part of the total number of our outstanding options, or stock option "overhang," until they are exercised, expire or the employee who holds them leaves the Company. Under the Option Exchange, because Eligible Participants will receive Replacement Options covering a lesser number of shares than are covered by the surrendered Eligible Options, the tendered options will be cancelled and will not be reissued under the 2013 Plan, the number of shares of common stock subject to all outstanding equity awards will be reduced, thereby reducing our stock overhang and outstanding share pool.  The number of shares covered by the Replacement Options will be based on exchange ratios developed by using a Black-Scholes calculation that values the old grant relative to the value of the new grant, such that the Replacement Options will have a fair value, on an aggregate basis, approximately equal to the fair value of the Eligible Options that they replace, as described further in the section “Exchange Ratios; Exercise Price of New Options" below. Exchange ratios will be established shortly before the Offer Date and will vary depending on the original exercise price of the Eligible Option and the then-current fair value of the option.  Exercise prices for previously granted stock options under our 2013 Plan that are outstanding as of March 20, 2020 range from $7.95 to $40.21 per share. As a result, we have developed a significant stock overhang, which may portend additional dilution to existing and potential future stockholders, and may therefore have the effect of inhibiting additional investment in our common stock, which can have a negative impact on stock price and trading volume.   As an illustration, based on the assumptions described below relating to a (i) June 1, 2020 Offer Date and (ii) a closing price of our common stock of $4.86 on March 20, 2020, if all Eligible Options are exchanged, options to purchase approximately 4,654,708 shares would be surrendered and cancelled, while Replacement Options covering approximately 1,983,181 shares would be granted, resulting in an approximate 5.5% reduction in our stock overhang.

•Decrease pressure for additional option grants. If we are unable to conduct a program in which underwater stock options with low incentive value may be exchanged for stock options with higher motivational and retentive value, we may find it necessary to issue a significant number of additional stock options or other equity awards to employees, including our executive officers, above and beyond our ongoing equity grant practices to provide renewed incentive value to employees. Any such additional grants would increase our stock overhang, as well as our compensation expense.

•Decrease pressure for increased cash compensation. To replace equity incentives that may otherwise be granted in the Option Exchange, we considered whether we could substantially increase target annual incentive cash bonus compensation. However, significant increases in cash compensation would substantially increase our cash compensation expenses and reduce our cash balance, which could adversely affect our ability to advance our product candidates.. The advancement of such research and development programs is key to building both long- and short-term stockholder value. In addition, these increases in cash compensation would not reduce our stock overhang and would not best align the interests of our employees with those of our stockholders.
•Reduction in accounting expense. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these underwater stock options as they vest, even if they are never exercised because they remain underwater. We believe the Option Exchange will allow us to recapture retentive and incentive value from the compensation expense that we have recorded in our financial statements with respect to our Eligible Options. The Replacement Options are not expected to result in significant additional compensation expense and therefore will not have a material adverse impact on our reported earnings.

Material Terms of the Option Exchange

The Board approved the Option Exchange on March 19, 2020, subject to stockholder approval. We currently plan to commence the Option Exchange on a date as soon as practicable following the Annual Meeting, but in no event later than the one-year anniversary of the date of the Annual Meeting.

Upon the Offer Date, Eligible Participants will receive a written offer setting forth the terms of the Option Exchange and may voluntarily elect to participate. All employees who are employed by us on the Offer Date, are still employed by us on the grant date of the Replacement Options, and hold Eligible Options may participate in the Option Exchange. We will give Eligible Participants at least 20 business days to elect to surrender Eligible Options in exchange for a lesser amount of Replacement Options. Eligible Participants may choose which Eligible Options they wish to exchange and may choose to not exchange some or all of their Eligible Options. Upon completion of the Option Exchange, surrendered Eligible Options will be cancelled and Replacement Options will be granted. The 2013 Plan will govern all terms and conditions of Replacement Options not specifically addressed by the Option Exchange described in this proxy statement. The written offer will be governed by the tender offer rules of the SEC. At or before the Offer Date, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. Set forth below is a description of the key features of the Option Exchange.

Eligible Participants

The Option Exchange will be available to Eligible Participants who on the Offer Date are employed by us and hold Eligible Options. Non-employee members of our Board are not eligible to participate in the Option Exchange.

As of March 20, 2020, and assuming an illustrative Offer Date of June 1, 2020, Eligible Options were held by approximately 81% of our employees. Participants in the Option Exchange must continue to be employed by us on the date the surrendered options are cancelled and replacement stock options are granted. Any employee holding Eligible Options who elects to participate in the Option Exchange but whose service with us terminates for any reason before the date the new stock options are granted, including due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her Eligible Options subject to their existing terms and would not be eligible to receive Replacement Options in the Option Exchange.

Eligible Options

The Option Exchange will be open to all Eligible Participants who hold “Eligible Options.” Eligible Options are options to purchase shares of common stock that:

•have an exercise price equal to or greater than (a) the 52-week intra-day high of our common stock, as quoted on the Nasdaq Global Select Market, and (b) 1.5 times the price per share of our common stock on the Offer Date; and
•were granted pursuant to the Plan on or prior to the date that is 12 months preceding the Offer Date.

Exchange Ratios; Exercise Price of New Options

The Option Exchange is not a one-for-one exchange. We designed the exchange ratios, set forth as an illustration below, for the Option Exchange to result in a fair value of the Replacement Options that will be proportionate, on an aggregate basis, to the fair value of the Eligible Options that employees would surrender (based on valuation assumptions made when the design of the Option Exchange was approved by our Compensation Committee). We will establish the exchange ratios by grouping together Eligible Options with similar exercise prices. The Compensation Committee approved the design of the Option Exchange. The exchange ratios are based on the fair value of the Eligible Options (calculated using the Black-Scholes model in compliance with ASC Topic 718) within the relevant grouping. Calculation of fair value takes into account variables such as the volatilty of our common stock, the expected term of a stock option and interest rates. The ratios are designed on a value neutral basis. As illustrated in the table below, the applicable exchange ratios will vary based on the exercise price of the Eligible Option.

Based on the table below, which illustrates a closing price of our common stock of $4.86 per share as of March 20, 2020 and an Offer Date of June 1, 2020, an Eligible Participant who holds an option to purchase 10,000 shares of common stock with an exercise price of $20 per share could exchange that option for a Replacement Option to purchase 5,555 shares of common stock after applying the applicable 1.80:1 exchange ratio. All Replacement Options granted based on the foregoing exchange ratios will have an exercise price equal to the fair market value of our common stock at the time we grant Replacement Options at the end of the exchange period.

Exercise Price Range per Share	Number of Existing Options	Exchange Ratio	Total New Options Granted	Potential Net Shares Recaptured
$19.09 to $19.56	57,263	1.80 to 1	31,813	25,450
$19.57 to $20.52	46,450	1.80 to 1	25,806	20,644
$20.53 to $21.87	789,247	2.20 to 1	358,749	430,498
$21.88 to $25.99	1,524,850	1.75 to 1	871,343	653,507
$26.00 to $28.93	148,562	4.65 to 1	31,949	116,613
$28.94 to $29.67	951,103	2.45 to 1	388,205	562,898
$29.68 to $31.42	534,899	4.50 to 1	118,866	416,033
$31.43 and up	602,334	3.85 to 1	156,450	445,884
	4,654,708		1,983,181	2,671,527

Vesting Schedules for Replacement Options

Eligible Options generally are subject to a four-year vesting schedule, in which 12.5% vest six months after the date of grant with the remainder vesting in equal installments over the following 14 quarters. Replacement Options will not be vested on the date of grant. The Replacement Options will be subject to the following vesting schedule:

•Executive Officers: a new three-year vesting schedule, with one-third of the Replacement Options vesting on the first anniversary of the date of grant, with quarterly vesting in equal installments thereafter; and

•Non-Executive Officer Employees: a new two-year vesting schedule, with one-half of the Replacement Options vesting on the first anniversary of the date of the grant, with quarterly vesting in equal installments thereafter.

These new vesting schedules support the nature of stock options as an incentive vehicle, recognize the prior services and contributions of Eligible Participants and provide us with valuable additional years of employee retention during an important time for the Company.

Contractual Term for Replacement Options

The Replacement Options will expire seven years following the date of grant.

Impact of Option Exchange on Surrendered Options

We cannot predict how many employees will elect to participate in the Option Exchange. However, as an illustration, assuming that 100% of Eligible Participants as of March 20, 2020 participate in an Option Exchange with an Offer Date of June 1, 2020, Eligible Options to purchase approximately 4,654,708 shares of our common stock may be surrendered and cancelled in the

Option Exchange, which would result in the Company issuing Replacement Options for approximately 1,983,181 shares of common stock and would result in a net reduction in our stock option overhang of approximately 2,671,527 shares of common stock. In this example, the 2,671,527 shares will not be returned to the share reserve of the 2013 Plan and will not be available for future grant of equity awards under the 2013 Plan.

Option Exchange Process

While the terms of the Option Exchange are expected to conform to the material terms described in this Proposal 4, we may find it necessary or appropriate to change the terms of the Option Exchange to take into account our administrative needs, accounting rules, or Company policy decisions or to comply with any comments we receive from the SEC. We may decide not to implement, or to delay the commencement of, the Option Exchange even if we obtain stockholder approval, or we may delay, amend or terminate the Option Exchange once it is in progress. The final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC and available at www.sec.gov.

Effect on Stockholders

The Option Exchange was designed to provide renewed incentives and motivate the Eligible Participants to continue to create stockholder value. Under the terms of the Option Exchange, the Replacement Options are meant to have a fair value that will be proportionate, on an aggregate basis, to the fair value of the cancelled stock options they would replace. We cannot predict how many employees will elect to participate in the Option Exchange. However, as an illustration, assuming that 100% of Eligible Participants as of March 20, 2020 participate in an Option Exchange with an Offer Date of June 1, 2020, Eligible Options to purchase approximately 4,654,708 shares of our common stock may be surrendered and cancelled in the Option Exchange, which would result in the Company issuing Replacement Options for approximately 1,983,181 shares of common stock and would result in a net reduction in our stock option overhang of approximately 2,671,527 shares of common stock.

Accounting Impact

The incremental compensation expense associated with the Option Exchange will be measured as the excess, if any, of the fair value of each Replacement Option granted to Eligible Participants in the Option Exchange, measured as of the date the Replacement Options are granted, over the fair value of the stock options surrendered in the Option Exchange, measured immediately prior to the cancellation. Since we are conducting a value neutral exchange, we do not expect the incremental compensation expense, if any, to be material. We will recognize any such incremental compensation expense ratably over the vesting period of the Replacement Options.

Material U.S. Federal Income Tax Consequences of the Option Exchange

The exchange of stock options pursuant to the Option Exchange should be treated as a non-taxable exchange because the Replacement Options will have an exercise price equal to or greater than the fair market value of our common stock on the grant date. Neither the Company nor the participants in the Option Exchange should recognize any income for U.S. federal income tax purposes upon the grant of the Replacement Options. A more detailed summary of tax considerations will be provided to all participants in the Option Exchange documents.

Financial Statements

Our financial statements and other information required by Item 13(a) of Schedule 14A under the Exchange Act are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 25, 2020, as amended by our Form 10-K/A, filed with the SEC on March 2, 2020.

Vote Required and Board Recommendation

Approval of the Option Exchange requires the affirmative vote of the majority of the votes cast at the Annual Meeting by the holders of the shares represented in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the vote.

If you are both a stockholder and an employee holding stock options, please note that voting to approve the Option Exchange does not constitute an election to participate in the Option Exchange.
The Board unanimously recommends a vote “FOR” the approval of the stock option exchange program.

CORPORATE GOVERNANCE
Corporate Policies
In February 2018, the Company adopted corporate governance guidelines as recommended by our Nominating and Corporate Governance Committee of the Board (the "Nominating and Corporate Governance Committee"), and in September 2019, the Board approved minor revisions to the guidelines including updating the guidelines to reference an annual self-evaluation of the Board’s performance and periodic review of the guidelines by the Nominating and Corporate Governance Committee. In addition, the Company updated the code of business conduct and ethics in 2019 that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The corporate governance guidelines and the code of business conduct and ethics are available under the Corporate Governance section of our website at http://ir.macrogenics.com/governance. We expect that any amendments to the corporate governance guidelines or the code of business conduct and ethics, or any waivers of its requirements, will be disclosed on our website.
Independence of the Board
As required under rules and regulations of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his/her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has evaluated, with respect to each of our directors, whether any relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Koenig, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Koenig is not considered independent because he is an employee of MacroGenics. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq rules and regulations.
Leadership Structure of the Board
The Board does not have a policy regarding whether the roles of Chief Executive Officer and Chair of the Board should be separate and, if they are to be separate, whether the Chair of the Board should be a non-employee director. If the Chair of the Board is an employee director, then the Board will elect a Lead Director from among the independent directors.
Currently, Mr. Costa, a non-employee director, serves as the Chair of the Board and Dr. Koenig serves as a director and Chief Executive Officer of the Company. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders. However, the Board believes that separation of the roles of Chief Executive Officer and Chair of the Board is currently the most appropriate structure for the Company because this structure is consistent with best corporate governance practices. In addition, our Board believes this structure creates an environment in which there are candid disclosures by management to the Board about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters.

Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including cyber-security. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and, if appropriate, approves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Audit Committee
Our Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The primary function of the Audit Committee is to provide assistance to the Board in fulfilling its responsibilities relating to corporate accounting and auditing, reporting practices of the Company, the quality and integrity of the financial reports of the Company, the Company’s systems of internal controls regarding finance, accounting, legal compliance, ethics and cyber-security that management and the Board have established, the performance of the Company’s internal audit function, if any, and independent auditor, and the qualifications and independence of the Company’s independent auditor. The Audit Committee also maintains a free and open means of communication between directors, the independent auditor, the internal auditor, if any, and the management of the Company.
The current members of our Audit Committee are Matthew Fust, Kenneth Galbraith, and Scott Jackson. Mr. Galbraith serves as the chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Messrs. Fust and Galbraith qualifies as an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has determined that each of Messrs. Fust, Galbraith, and Jackson are independent under the applicable rules of Nasdaq and under the applicable rules of the SEC, in particular, Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and the committee reviews compliance with its charter annually. A copy of the Audit Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/governance.
Compensation Committee
Our Compensation Committee reviews and evaluates our compensation philosophy for executive officers. The Compensation Committee also reviews and approves both corporate and individual goals and objectives relevant to compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines and approves his compensation based on such evaluations. In addition, the Compensation Committee determines and approves the compensation for all of the Company’s executive officers, and oversees grants of stock options to Dr. Koenig, our Chief Executive Officer, and other awards to employees other than executive officers. The Compensation Committee also reviews director compensation, including retainers for committee service, at least annually and recommends any changes to the Board.
The current members of our Compensation Committee are Karen Ferrante, M.D., Matthew Fust, Scott Jackson, Jay Siegel, M.D. and David Stump, M.D. Mr. Fust serves as the chair of the Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and under the applicable rules of the SEC, in particular, Rule 10C-1 under the Exchange Act, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Compensation Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/governance.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters, including, on an annual basis, director independence. The current members of our Nominating and Corporate Governance committee are Paulo Costa, Karen Ferrante, M.D., Edward Hurwitz, and David Stump, M.D. Mr. Costa serves as the chair of the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Nominating and Corporate Governance Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/governance.

In recommending candidates for election to the Board at the Annual Meeting of Stockholders, or any special meeting of stockholders, the independent members of the Nominating and Corporate Governance Committee may consider such factors as personal and professional integrity, ethics and values, experience in corporate management, experience in the industries in which we compete, experience as a board member or executive officer of another publicly held company, diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members, conflicts of interest, practical and mature business judgment, past attendance at meetings, participation in and contributions to the activities of the Board, the results of the most recent Board self-evaluation and any other areas as may be expected to contribute to an effective Board. The Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board. With respect to diversity, the Nominating and Corporate Governance Committee may consider such factors as differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. Further, in considering new candidates for the Board, the Nominating and Corporate Governance Committee makes efforts to identify directors who can add to the diversity of the Board, considering such factors as age, gender, sexual orientation, and racial or ethnic makeup.
The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group of directors that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an Annual Meeting, the stockholder must provide notice to the Company in a timely manner. See “When are stockholder proposals or director nominations due for next year’s Annual Meeting of Stockholders?” for additional information. Our by-laws specify requirements as to the form and content of a stockholder’s notice and updates and supplements to such notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our by-laws, which is available, without charge, from our Corporate Secretary, at 9704 Medical Center Drive, Rockville, Maryland 20850.
Science and Technology Committee
The Science and Technology Committee of our Board ("the Science and Technology Committee") assists the Board in facilitating oversight of the Company’s scientific strategic direction and investment in research and development and technology ("R&D"). The Committee regularly reviews and evaluates the Company’s R&D pipeline and provides assistance, as requested, to the Compensation Committee in setting performance goals under the Company’s incentive compensation program and reviewing performance results. In addition, the Committee identifies and provides the Board with strategic advice on significant emerging science and technology issues, innovations and trends. The current members of our Science and Technology Committee are Karen Ferrante, M.D., Edward Hurwitz, Jay Siegel, M.D. and David Stump, M.D. Dr. Siegel serves as the chair of the Committee. Each of the members of our Science and Technology Committee is an independent director under the applicable rules and regulations of Nasdaq. The Science and Technology Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Science and Technology Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/governance.
Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met in-person four times in 2019. The Audit Committee met five times, the Compensation Committee met six times, and the Nominating and Corporate Governance Committee and the Science and Technology Committee each met three times last year. During 2019, all then current Board members attended 75% or more of the meetings of the Board and of the committees on which they served. In addition, we encourage all of our directors and nominees for director to attend our Annual Meeting of Stockholders, but attendance is not mandatory. In 2019, eight of our then nine serving directors attended the Annual Meeting of Stockholders.
Stockholder Communications with the Board
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850. The Corporate Secretary will forward the communication to the Board members.
Compensation Committee Interlocks and Insider Participation
The following directors served on the Compensation Committee during 2019: Karen Ferrante, M.D., Matthew Fust, Scott Jackson, Jay Siegel, M.D., and David Stump, M.D. None of the members of our Compensation Committee has at any time been one of our officers or employees or has had any relationship requiring disclosure under Item 404 of Regulations S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2019, there has not been, nor is there any proposed transaction where we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Executive Compensation — Overview of Employment and Change in Control Agreements.”
Policies and Procedures for Related Party Transactions
The Audit Committee is responsible for reviewing and approving any related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board or senior management prior to our entry into such a transaction. With certain exceptions set forth in Item 404 of Regulation S-K, the Audit Committee’s authority covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. In addition, our Company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees report any potential related party transaction prior to entering into such transaction. All such notices concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our general counsel, our chief financial officer and our Audit Committee.

EXECUTIVE OFFICERS
The following sets forth certain information regarding our current executive officers as of March 20, 2020:

Name	Age	Position(s)
Scott Koenig, M.D., Ph.D.	67	President, Chief Executive Officer and Director

James Karrels	53	Senior Vice President, Chief Financial Officer and Corporate Secretary

Ezio Bonvini, M.D. (1)	66	Senior Vice President, Research and Chief Scientific Officer

Eric Risser	47	Senior Vice President, Business Development and Portfolio Management and Chief Business Officer

Jon Wigginton, M.D. (2)	58	Senior Vice President, Clinical Development and Chief Medical Officer

Thomas Spitznagel, Ph.D.	53	Senior Vice President, BioPharmaceutical Development and Manufacturing

Lynn Cilinski	62	Vice President, Controller and Treasurer

Jeffrey Peters	49	Vice President, General Counsel
(1)Effective as of March 27, 2020, Dr. Bonvini will be assuming Dr. Wigginton's responsibilities on an interim basis.
(2)Dr. Wigginton resigned from his position with the Company effective as of March 27, 2020. An executive search for a replacement is ongoing.
Scott Koenig, M.D., Ph.D., President and Chief Executive Officer and a director since September 2001 and was one of our co-founders. See “Class I Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders" for Dr. Koenig’s biography.
James Karrels, Senior Vice President, Chief Financial Officer and Corporate Secretary, joined us in May 2008 and has over 25 years of experience in finance, with a significant portion of that time working for, or on behalf of, life sciences companies. Prior to joining us, he served as Executive Director of Finance at Jazz Pharmaceuticals, Inc., where he was responsible for the company’s financial planning and analysis and investor relations activities. Prior to joining Jazz Pharmaceuticals, Mr. Karrels was in the Global Healthcare Investment Banking Group at Merrill Lynch, serving most recently as a Director. Mr. Karrels holds an M.B.A. from Stanford University and a B.B.A. from the University of Notre Dame.
Ezio Bonvini, M.D., Senior Vice President, Research and Chief Scientific Officer, joined us in June 2003. From 1985 to 2003, Dr. Bonvini was with the FDA in the Center for Biologics Evaluation and Research (CBER), which is responsible for regulating therapeutic monoclonal antibodies and other proteins, ultimately serving as Acting Deputy Director, Division of Monoclonal Antibodies and Chief, Laboratory of Immunobiology. From 1982 to 1984, Dr. Bonvini was a Visiting Fellow at the National Cancer Institute at the National Institutes of Health. Dr. Bonvini received a Diploma in Science from the Scientific Lyceum in Genoa, Italy, and his M.D. and Specialty Certification in Clinical Hematology from the University of Genoa, School of Medicine. Effective as of March 27, 2020, Dr. Bonvini will be leading clinical development and related functions on an interim basis while our executive search for a new Chief Medical Officer is ongoing.
Eric Risser, Senior Vice President, Business Development and Portfolio Management and Chief Business Officer, joined us in March 2009. Prior to joining us, Mr. Risser held the position of Senior Director, Business Development in the pharmaceutical group at Johnson & Johnson, where he worked from 2003 to 2009. Before Johnson & Johnson, Mr. Risser started and built a consulting practice that provided counsel to emerging life science companies in the United States and Europe. Earlier in his career, Mr. Risser held venture capital and investment banking positions with BA Venture Partners and Lehman Brothers Holdings Inc. Mr. Risser holds an M.B.A. from Stanford University and a B.A. from Yale University.
Jon Wigginton, M.D., Senior Vice President, Clinical Development and Chief Medical Officer, joined us in August 2013. Dr. Wigginton was the Therapeutic Area Head, Immuno-Oncology, Early Clinical Research and Executive Director, Discovery Medicine-Clinical Oncology at Bristol-Myers from October 2008 to August 2013. While there, he led the early clinical development of the Bristol-Myers’ Immuno-Oncology portfolio including anti-PD-1 and anti-PD-L1. Prior to joining Bristol-Myers, Dr. Wigginton was the Director of Clinical Oncology at Merck Research Laboratories from May 2006 to October 2008, where he led early- and late-stage clinical development teams for small molecules and biologics. During his academic career, Dr. Wigginton held several positions at the National Cancer Institute Center for Cancer Research (NCI-CCR), including Head of Investigational Biologics Section, Pediatric Oncology Branch. Dr. Wigginton received his M.D. and B.S. in Biology from the University of Michigan. Effective as of March 27, 2020, Dr. Wigginton is leaving the Company to pursue a new opportunity.

Thomas Spitznagel, Ph.D., Senior Vice President, BioPharmaceutical Development and Manufacturing, joined us in 2013. He has overall responsibility for both biopharmaceutical development and manufacturing of MacroGenics’ Fc-optimized monoclonal antibodies and DART® molecules, as well as facilities. Prior to joining us, he was at Human Genome Sciences, most recently serving as Vice President of BioPharmaceutical Development, where he was responsible for oversight of Analytical Development, Formulation and Drug Delivery, Purification Sciences, and Fermentation and Cell Culture Sciences. Prior to joining Human Genome Sciences, Dr. Spitznagel was a Senior Scientist at Nabi from 1996-1998, and a Staff Engineer at Genetics Institute from 1992 to 1996. Dr. Spitznagel earned his S.B. in Chemical Engineering at MIT, and his Ph.D. in Chemical Engineering at the University of California, Berkeley.
Lynn Cilinski, Vice President, Controller and Treasurer, joined us in October 2003. Prior to joining us, Ms. Cilinski spent a year as a consultant to various companies providing services to the government. Prior to that, she spent more than 20 years with Covanta Energy Inc. (formerly Ogden Corporation) where she held the position of Corporate Controller for four subsidiary companies that provided services to the federal government. Ms. Cilinski holds a B.S. in Accounting from Strayer University.
Jeffrey Peters, Vice President, General Counsel, joined us in August 2015, and has over 20 years’ experience advising companies across the health care industry, including the life sciences sector. Before joining us, Mr. Peters served as Deputy General Counsel for BIO. Prior to BIO, from 2005 to 2013, Mr. Peters was with MedImmune, the global biologics arm of AstraZeneca. During that time, Mr. Peters had positions of increasing responsibility in the MedImmune legal department, culminating as Vice President and Deputy General Counsel. Mr. Peters was in private practice for almost a decade, joining MedImmune from the life sciences practice group at Latham & Watkins LLP, in Washington, D.C. Mr. Peters holds a J.D. from the University of Pennsylvania Law School and a B.A. from Brandeis University.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Overview
The Compensation Discussion & Analysis considers the Company’s executive compensation philosophy, the objectives and operation of the compensation program, how compensation was set for 2019 and the various elements of compensation paid to the named executive officers for services during 2019.
In 2019, MacroGenics’ named executive officers consisted of the following people:

Name	Position(s)
Scott Koenig, M.D., Ph.D	President, Chief Executive Officer and Director (principal executive officer)

James Karrels	Senior Vice President, Chief Financial Officer and Corporate Secretary (principal financial officer)

Ezio Bonvini, M.D.	Senior Vice President, Research and Chief Scientific Officer

Eric Risser	Senior Vice President, Business Development and Portfolio Management and Chief Business Officer

Jon Wigginton, M.D.	Senior Vice President, Clinical Development and Chief Medical Officer
Executive Compensation Philosophy
MacroGenics’ executive compensation program, overseen by the Compensation Committee, is designed to attract, retain and reward highly qualified talent at the senior executive level, in a very competitive market, while ensuring individual and corporate accountability to achieve the Company’s mission, vision, and goals. This philosophy is reflected in the components of the Company’s compensation program, and includes the following principles:
• pay for executives who are responsible for the success of MacroGenics should be linked to individual and corporate performance;
• compensation opportunities should be competitive with comparable biopharmaceutical companies, but also should be designed to be sufficiently flexible to attract talent as needed from other biopharmaceutical companies;
• the equity compensation program should align executives’ interests with those of stockholders; and
• supplemental benefits and perquisites should be limited and used selectively, if at all, in specific circumstances to attract and retain executives.
Within this overall philosophy, the Compensation Committee’s objectives regarding executive officer compensation are to:
• offer a total compensation program that enables MacroGenics to attract, motivate, and retain individuals who are highly experienced with a proven track record of success, and to provide total compensation that is competitive with the Company’s peers, as described in more detail below;
• achieve an equitable balance in the compensation offered to the members of the executive team;
• provide annual variable cash incentive awards based on the achievement of individual and corporate performance criteria; and
• make a significant portion of named executive officers’ compensation dependent on MacroGenics’ long-term performance and on enhancing stockholder value by providing appropriate long-term, equity-based incentives and encouraging stock ownership.

Attract, Motivate, and Retain Highly Qualified Executives
The Compensation Committee believes that the compensation for MacroGenics’ executive officers should be designed to attract, motivate and retain highly qualified executive officers responsible for the success of MacroGenics and should be determined within a framework that rewards performance and aligns the interests of the named executive officers with the interests of the Company’s stockholders.

Balance Corporate and Individual Performance
The Compensation Committee believes that a significant portion of an executive officer’s total compensation should be affected by overall Company performance as well as that individual’s performance. Incentives are based on meeting criteria in each of these categories and reflect the named executive officer’s overall contributions to the Company.
Reward Named Executive Officers for Meeting MacroGenics’ Strategic Goals and Objectives
The compensation program rewards the Company’s named executive officers for achieving specified performance goals, building stockholder value, and long-term retention with MacroGenics. The compensation program is designed to reward these three aspects because the Compensation Committee believes it will motivate the executive team to make balanced operational and long-term strategic decisions resulting in strong financial performance, scientific and product development innovation, and the achievement of the Company’s strategic business objectives.
Align Named Executive Officers’ Goals with MacroGenics’ Stockholders’ Goals
The Compensation Committee believes that MacroGenics’ long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, MacroGenics provides the executive officers with equity accumulation opportunities by awarding stock options and, in certain cases, restricted stock. Generally, stock option grants vest over four years, which supports long-term retention of our executive officers.
Align Named Executive Officers’ Compensation with Market Benchmarks
With the assistance of an independent compensation consultant, the Compensation Committee evaluates the compensation for each executive officer’s current position against the compensation data from peer companies, as described below. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer biopharmaceutical companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels for executive officers. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data but also factors such as overall Company, business, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, company constraints, succession planning, and other internal factors.
Use of Independent Compensation Consultant
The Compensation Committee retained Radford to conduct market research and analysis to assist the committee in developing executive compensation levels for 2019, including appropriate base salaries, bonus percentages and equity awards for our executives. After consultation with Radford, the Compensation Committee determined that Radford was independent and that there was no conflict of interest resulting from retaining Radford for this engagement. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and Nasdaq listing standards.

Oversight and Operation of the Executive Compensation Program
The Compensation Committee is appointed by the Board to review and approve annually the compensation of the Company’s executive officers, assist the Board with its responsibilities related to the compensation of the Company’s directors, officers, and employees, and to oversee the development and administration of the Company’s compensation plans. For details regarding the Compensation Committee’s oversight of the executive compensation program, see the section titled “Corporate Governance-Board Committees — Compensation Committee” beginning on page 20 of this Proxy Statement.
Process for Setting Executive Compensation
In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, internal pay equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and to incentivize a long-term commitment to our Company. The Committee also considers stockholder advisory votes on executive compensation. In 2018 and 2019 such votes resulted in 98.3% and 99.8%, respectively, of the votes cast approving the compensation paid to the Company’s named executive officers. The Compensation Committee believes these stockholder advisory votes indicate support for the Company’s executive compensation program.
On an annual basis, the Compensation Committee schedules a series of meetings at which it reviews executive officer compensation. These meetings are used to establish a set of peer companies to use as a benchmark, review market compensation data from those companies as well as data from the biopharmaceutical sector more broadly, obtain input from the committee’s independent compensation consultant and obtain input from the Chief Executive Officer and Vice President, Human Resources. The Compensation Committee reviews the peer group annually to ensure that each company remains reasonable and appropriate and makes changes to the constituent companies as necessary. Selection parameters are determined for each review of the peer group based on the Company’s profile at the time of the review and all companies are evaluated against the selection criteria. Companies may be removed from the peer group based on falling outside of the selection parameters or due to being acquired while others may be added based on generally meeting the selection parameters and proximity to the Company in terms of business focus. Ultimately, the Compensation Committee strives to select a group of peer companies that is most closely aligned with the Company in terms of size, therapeutic focus and business profile.
In addition, Radford performs an analysis and presents a detailed report to our Compensation Committee and Chief Executive Officer, and makes recommendations for our executives’ compensation (as set forth above). The Chief Executive Officer and the Compensation Committee review and discuss compensation for all executives other than the Chief Executive Officer. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each executive officer other than himself. Dr. Koenig is not present for any Compensation Committee discussions regarding his compensation. Based on those discussions and its discretion, the Compensation Committee then determines and approves the compensation for each executive officer. MacroGenics’ Vice President, Human Resources is present for a portion of these Compensation Committee discussions and, at the request of the Compensation Committee, supplements information provided by Radford.
Compensation packages for each executive officer are analyzed and discussed by the Compensation Committee at least annually. Prior to that review, Radford performs an analysis, considering the goal of market competitiveness. The results of this analysis are presented to the Compensation Committee. The Compensation Committee also considers the executive’s performance and contribution to the Company, internal equity, and other factors. In addition, at any time, the Compensation Committee may request additional information from the Vice President, Human Resources.

Peer Group and Market Data
In conducting its analysis, the Compensation Committee directed Radford to assess the compensation practices of publicly-traded peer companies with a median profile that was substantially similar to that of the Company at the time of review. The peer group was used to set 2019 compensation, and was constructed from U.S.-based biopharmaceutical companies of a similar size to the Company, by market capitalization ($300M-$2.3B) and number of employees (75-1100 headcount), with at least one product candidate in Phase 2 or Phase 3 of clinical development. As secondary considerations in selecting this peer group, the Compensation Committee also prioritized selecting companies that were focused on oncology therapeutics, those that had been public companies for a relatively shorter period of time and those that had similar levels of R&D expenses. This analysis was conducted in 2018 and resulted in (i) the removal of the following companies from the prior year’s peer group for purposes of establishing the 2019 compensation for our executive officers: Array BioPharma, Inc., Celldex Therapeutics, Curis, Inc., Ignyta, Inc., Immunomedics, Inc., NewLink Genetics Corporation and Prothena Corporation plc and (ii) the addition of Aimmune Therapeutics, Arena Pharmaceuticals, Atara Biotherapeutics, BioCryst Pharmaceuticals, Deciphera Pharmaceuticals, Global Blood Therapeutics, Novavax, Inc and Reata Pharmaceuticals. The 2018 peer group analysis for purposes of establishing 2019 compensation resulted in the selection of the following companies:

Peer Group
Acceleron Pharma Inc.
Aduro BioTech, Inc.
Agenus, Inc.
Aimmune Therapeutics
Alder Biopharmaceuticals Inc.
Arena Pharmaceuticals
Atara Biotherapeutics
Athenex, Inc.
BioCryst Pharmaceuticals
ChemoCentryx, Inc.
Deciphera Pharmaceuticals
Epizyme, Inc.
Five Prime Therapeutics, Inc.
Global Blood Therapeutics
ImmunoGen, Inc.
Inovio Pharmaceuticals, Inc.
Karyopharm Therapeutics, Inc.
Novavax, Inc.
Reata Pharmaceuticals
Xencor, Inc.
In addition, the Compensation Committee reviewed broader market compensation survey data from Radford’s Global Life Sciences survey reflecting companies of similar size, both in terms of market capitalization and number of employees, operating in the biopharmaceutical industry. The analysis of the peer companies above and this additional market data were used in determining salary, non-equity compensation targets and equity awards for 2019, including in confirming that compensation was competitive both in terms of each element of compensation and total compensation. The Compensation Committee used the data from the 2018 peer companies to determine appropriate base salary increases and equity grants to award to executive officers who were promoted during that year.
Market data is used to determine whether a named executive officer’s salary, bonus opportunity and equity incentives are competitive both in terms of each element of compensation and total compensation. When setting the compensation for the named executive officers for 2019, Radford prepared an extensive analysis of compensation-related data specific to the life science industry and recommendations to review prior to making any compensation decisions.

Internal Equity
The Compensation Committee considers internal equity for all employees including, but not limited to, its named executive officers when determining compensation to ensure that the Company is fair in its compensation practices across all levels and to ensure that there is no discrimination in compensation practices among employees.

Individual Performance
In early 2020, the Chief Executive Officer reviewed and evaluated the performance of the other executive officers based on the Company’s performance in 2019 and each individual’s achievements in 2019 against their established objectives that had been set early in the year. Based on this evaluation, the Chief Executive Officer made recommendations to the Compensation Committee for each other executive officer regarding base salary adjustments, bonuses to be paid, adjustments to target bonus percentages and equity grants. The Compensation Committee discussed recommendations with the Chief Executive Officer and evaluated them in light of each individual’s performance as well as benchmark data provided by the committee’s compensation consultant.
In early 2020, the Compensation Committee also reviewed and evaluated the performance of the Chief Executive Officer, based on the Company’s performance in 2019 against its objectives and the overall value of the Chief Executive Officer’s contributions to that effort.
Based on the performance evaluations, each named executive officer received a performance rating for his or her 2019 performance. The performance rating was used to determine base salary adjustments, bonuses to be paid, adjustments to target bonus percentages and equity grants. For 2019, each named executive officer received a performance rating that reflected that they had met or exceeded their target individual performance.
Elements of Compensation
The Compensation Committee believes that the most effective compensation program is one that provides a competitive base salary, rewards the achievement of established annual and long-term goals and objectives and provides an incentive for retention. For this reason, the compensation program is comprised of three primary elements: base salary, a performance-based cash incentive bonus program and equity awards. The Compensation Committee believes that these three elements are the most effective combination to motivate and retain the named executive officers.
The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract, motivate, and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the named executive officers with the interests of the stockholders.
Base Salary
The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long-term. The Company provides an annual salary to each named executive officer designed to reflect that person’s level of responsibility, expertise, skills, knowledge, and experience. When determining base salaries, the Compensation Committee considered each named executive officer’s performance in light of the individual’s 2018 performance goals and achievement of Company objectives, as well as the peer group data described above, and made adjustments, as appropriate, to assist the Company in retaining this expertise, skill, and knowledge at the Company. These base salary increases for fiscal year 2019 were effective as of February 25, 2019, and on January 1, 2019, we changed from a semimonthly payroll schedule to a biweekly payroll schedule. These two factors result in the amounts reported under "Salary" in the Summary Compensation Table being less than the stated 2019 salary amounts below.

The 2019 base salaries for the named executive officers as of December 31, 2019 were:

Executive	Base Salary ($)	Percentage Increase in Base Salary from December 31, 2018 (%)
Scott Koenig, M.D., Ph.D.	616,500	3
James Karrels	405,600	4
Ezio Bonvini, M.D.	437,750	3
Eric Risser	405,206	3
Jon Wigginton, M.D.	473,800	3

Annual Incentive Cash Bonus
Our bonus plan is designed to motivate and reward our executives for achievements relative to our goals and expectations for each fiscal year. Each executive officer has a target bonus opportunity, defined as a percentage of his or her earned base salary. Following the end of each year, our Compensation Committee, in its discretion, determines bonuses. Material considerations in determining bonuses include the overall performance of the Company, the level of achievement of the corporate objectives for the year and an executive officer’s performance against his or her individual objectives for the year; and the executive’s handling of unplanned events and opportunities. The Compensation Committee considers the Chief Executive Officer’s input with respect to the Company’s performance against our established corporate objectives. Based on these factors and the judgment of our Compensation Committee, we approved the bonuses in the table below for our named executive officers for the fiscal year ended December 31, 2019.
The target bonus is set at a percentage of the named executive officer’s base salary, with such percentages being evaluated in the context of market data as described above. The Compensation Committee believes that the higher the individual’s position within the Company, the more closely his or her bonus award should be tied to the Company’s success. The Chief Executive Officer’s bonus is based solely on the achievement of the 2019 corporate objectives described below and the discretion of the Compensation Committee. For each of the other named executive officers, 80% of the bonus for 2019 was based on corporate achievement and 20% of the bonus was based on individual performance. The Compensation Committee chose this allocation because it believed that this recognized the need for executive officers to have a substantial portion of their compensation tied to Company performance, while also recognizing the need to focus and incentivize executive officers to achieve their individual performance goals. In contrast, given his senior role at the Company, the Compensation Committee believed that 100% of Dr. Koenig’s bonus compensation should be tied to Company performance, subject to discretionary adjustments by the committee, since he is ultimately responsible for the performance of all aspects of the Company’s business. The Compensation Committee assesses the split between corporate achievement and individual performance on a periodic basis. The Compensation Committee retains the discretion to make adjustments to the calculated bonus based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other individual or corporate factors.
2019 Company Performance Objectives
With regard to evaluating Company performance, early in 2019, the Compensation Committee, with management’s input and recommendation, reviewed and approved a set of Company objectives for 2019 and subsequently evaluated the Company’s performance against those objectives. In setting the 2019 objectives, the Board sought to create targets for management that the Compensation Committee believed were consistent with the Company’s long-term strategic plan and in the best interests of stockholders.
The 2019 company performance objectives were divided into three categories labeled as Clinical Pipeline, Pre-Clinical Programs and Infrastructure. The Clinical Pipeline objectives related to reporting topline clinical data, submitting a Biologics License Application ("BLA") to the FDA, advancing clinical-stage programs with expected enrollment targets and timing for each ongoing clinical trial, and the anticipated timing for initiation of each new clinical trial that was to be started in 2019. The Pre-Clinical Program objectives related to the identification and testing of potential new molecules expected to enter clinical testing in 2020 through 2022, consistent with the Company’s long-term strategic objectives. The Infrastructure objectives related to business development, compliance, the development of capabilities required for the long-term success of the organization and the management and stewardship of the Company’s cash and other resources compared with budget and the Company’s strategic plan. In evaluating overall performance, Clinical Pipeline objectives were given a 65% weighting, Pre-Clinical Program objectives were given a 10% weighting, and Infrastructure objectives were given a 25% weighting.
In making its assessments of performance at the end of the year, the Board determined that the Clinical Pipeline, Pre-Clinical Programs and Infrastructure objectives had all been partially met. Given the weighting of each category, in the aggregate, the Board determined that the Company had achieved 83% of the 100% possible against these objectives, with non-achievement of certain Pre-Clinical Program and Infrastructure objectives.

2019 Individual Performance Objectives
The individual objectives for each of the named executive officers, other than the Chief Executive Officer, were established between each such named executive officer and the Chief Executive Officer during 2019. These objectives were established, in the Chief Executive Officer’s judgment, to provide the greatest opportunity for the Company to meet its annual and long-term objectives. At the end of the year, the Chief Executive Officer evaluated the performance of each such named executive officer and assigned an achievement percentage against the individual objectives for each such named executive officer.
For 2019, the bonus targets for each named executive officer, each individual’s achievement against those targets and the amount paid to those individuals were as follows:

Executive	Target Bonus Percentage (%) (1)	Target Bonus ($)	Performance Achievement for 2019 (%) (2)	Bonus Amount Paid ($) (3)
Scott Koenig, M.D., Ph.D. (4)	60	369,900	83	307,020
James Karrels	40	162,240	85	137,260
Ezio Bonvini, M.D.	40	175,100	84	147,780
Eric Risser	40	162,082	83	135,180
Jon Wigginton, M.D.	40	189,520	86	163,370

(1) Target bonus percentages are set as a percentage of the named executive officer’s base salary.
(2) Performance achievement percentage for 2019 reflects weighted combined 2019 Company and individual performance, which includes Compensation Committee discretion based on factors as described above.
(3) Amounts were paid in the first quarter of 2020.
(4) The Chief Executive Officer’s annual incentive cash bonus is based solely on achievement of the 2019 Company performance objectives and the discretion of the Compensation Committee.

Equity Awards
We typically grant stock option awards at the start of employment to each employee, including our named executive officers. In addition, employees, including named executive officers, have typically been granted stock option awards on an annual basis. According to our peer group analysis, as described above, stock option awards are the most prevalent long-term incentive equity vehicle utilized by the Company’s peer group. The Compensation Committee believes these equity awards encourage retention and align compensation for our named executive officers with the long-term objectives of the Company. As the option holder only receives value if our stock price appreciates, the Compensation Committee believes stock options promote pay for performance. The Compensation Committee also retains discretion to make additional targeted equity awards, in the form of options or other types of awards, in certain circumstances.
The annual stock option grants, and any discretionary additional targeted equity awards to our executive officers, are evaluated by the Compensation Committee in the context of each executive officer’s total compensation and take into account the market data provided by Radford in addition to the individual employment situation of each executive officer. In the case of executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the recommendations of the Chief Executive Officer with regards to appropriate grants and any particular individual circumstances. Our stock option grants to executive officers are typically awarded on the date that the Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on our per-share closing-price valuation on the date of grant. Time vested stock option grants to our executives typically vest 12.5% six months after the date of grant with the remainder vesting in equal installments over the following 14 quarters. The Compensation Committee retains discretion to make adjustments to the vesting schedule and types of awards as may be necessary to meet the Company’s long-term objectives.
The Company’s 2013 Plan also permits granting specified types of equity incentives other than stock options. The Compensation Committee retains the discretion to issue grants of other types of incentives under this plan based on market data provided by Radford, the individual employment situation of each named executive officer and the best interests of the Company.

Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2019, 2018, and 2017 by the named executive officers:

Name and Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Nonequity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Scott Koenig, M.D., Ph.D.	2019	590,019	—	—	3,818,152	307,017	8,400	4,723,588
President, Chief Executive Officer and Director	2018	598,500	—	—	4,289,558	309,425	8,250	5,205,733
	2017	554,346	—	—	2,565,060	350,624	8,100	3,478,130

James Karrels	2019	387,600	—	—	1,248,242	137,255	8,400	1,781,497
Senior Vice President, Chief Financial Officer and Corporate Secretary	2018	390,000	—	—	1,334,529	148,512	8,250	1,881,291
	2017	360,000	—	—	705,392	160,700	8,100	1,234,192

Ezio Bonvini, M.D.	2019	418,952	—	—	1,321,668	147,784	8,400	1,896,804
Senior Vice President, Research and Chief Scientific Officer	2018	425,000	—	—	1,334,529	160,140	8,250	1,927,919
	2017	404,685	—	—	865,708	179,700	8,100	1,458,193

Eric Risser	2019	387,806	—	—	1,248,242	135,177	8,400	1,779,625
Senior Vice President, Business Development and Portfolio Management and Chief Business Officer	2018	393,404	—	—	1,334,529	148,549	8,250	1,884,732
	2017	374,670	—	—	705,392	176,800	8,100	1,264,962

Jon Wigginton, M.D. (5)	2019	453,454	—	—	1,321,668	163,366	3,763	1,942,251
Senior Vice President, Clinical Development and Chief Medical Officer	2018	460,000	—	—	1,334,529	173,328	8,250	1,976,107
	2017	445,050	—	—	865,708	197,600	8,100	1,516,458

(1)On January 1, 2019, we changed from a semimonthly payroll schedule to a biweekly payroll schedule. As a result of this timing, 2019 salary amounts reflect only 50 weeks of salary, rather than a full year.
(2)The amounts reflect the grant date fair value for awards granted during the year indicated. The grant date fair value was computed in accordance with ASC 718, Compensation-Stock Compensation. The assumptions used in the valuation of these awards are set forth in Note 7 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019.
(3)All amounts shown represent earnings for services performed during the fiscal year under our annual incentive cash bonus plan described beginning on page 30. The amounts reflect the performance bonuses paid in 2020 for performance during 2019; the performance bonuses paid in 2019 for performance during 2018; and the performance bonuses paid in 2018 for performance during 2017.
(4)The amounts represent matching contributions made under our 401(k) plan.
(5)Dr. Wigginton resigned from his position with the Company effective as of March 27, 2020.

Grants of Plan-Based Awards
The following table sets forth information with respect to all plan-based awards granted during the fiscal year ended December 31, 2019 to the Company’s named executive officers:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($) (1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($ per share) (2) (3)	Grant Date Fair Value of Stock and Option Awards ($) (2) (4)
Scott Koenig, M.D., Ph.D.		307,020
	2/21/2019		—	260,000	21.88	3,818,152
James Karrels		137,260
	2/21/2019		—	85,000	21.88	1,248,242
Ezio Bonvini, M.D.		147,780
	2/21/2019		—	90,000	21.88	1,321,668
Eric Risser		135,180
	2/21/2019		—	85,000	21.88	1,248,242
Jon Wigginton, M.D.		163,370
	2/21/2019		—	90,000	21.88	1,321,668
(1) Reflects target awards under the Company’s annual incentive cash plan. There are no threshold or maximum award levels under this plan. For information about the actual payouts under the plan, which were determined by the Compensation Committee on February 20, 2020, see “Compensation Discussion and Analysis — Elements of Compensation-Annual Incentive Cash Bonus” and the “Summary Compensation Table.”
(2) Reflects equity grants made to named executive officers in the first quarter of 2019 in connection with the Compensation Committee’s review of 2018 performance.
(3) Exercise or base price represents the market closing stock price on the date of award.
(4) The amounts reflect the grant date fair value for awards granted during the year indicated. The grant date fair value was computed in accordance with ASC 718, Compensation-Stock Compensation. The assumptions used in the valuation of these awards are set forth in Note 7 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to the value of all unexercised options previously awarded to the Company’s named executive officers as of December 31, 2019:

	Option Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Scott Koenig, M.D., Ph.D.	3/14/2012	133,163	—	0.94	3/13/2022
	1/6/2013	53,265	—	1.51	1/5/2023
	10/9/2013	152,525	—	16.00	10/9/2023
	12/12/2014	140,000	—	29.68	12/12/2024
	12/18/2015	150,000	—	31.43	12/18/2025
	2/15/2017	144,195	55,805	20.53	2/15/2027
	3/2/2018	98,437	126,563	28.94	3/2/2028
	2/21/2019	48,749	211,251	21.88	2/21/2029
James Karrels	1/9/2011	7,320	—	0.94	1/8/2021
	3/14/2012	10,653	—	0.94	3/13/2022
	1/6/2013	13,316	—	1.51	1/5/2023
	10/9/2013	48,791	—	16.00	10/9/2023
	12/12/2014	40,000	—	29.68	12/12/2024
	12/18/2015	45,000	—	31.43	12/18/2025
	2/15/2017	43,523	11,477	20.53	2/15/2027
	3/2/2018	30,625	39,375	28.94	3/2/2028
	2/21/2019	15,937	69,063	21.88	2/21/2029
Ezio Bonvini, M.D.	10/9/2013	24,395	—	16.00	10/9/2023
	12/12/2014	50,000	—	29.68	12/12/2024
	12/18/2015	55,000	—	31.43	12/18/2025
	9/14/2016	27,181	2,819	28.94	9/14/2026
	2/15/2017	49,306	18,194	20.53	2/15/2027
	3/2/2018	30,625	39,375	28.94	3/2/2028
	2/21/2019	16,875	73,125	21.88	2/21/2029
Eric Risser	1/9/2011	7,989	—	0.94	1/8/2021
	3/14/2012	7,653	—	0.94	3/13/2022
	1/6/2013	26,632	—	1.51	1/5/2023
	10/9/2013	24,395	—	16.00	10/9/2023
	12/12/2014	50,000	—	29.68	12/12/2024
	12/18/2015	45,000	—	31.43	12/18/2025
	9/14/2016	23,118	1,882	28.94	9/14/2026
	2/15/2017	40,176	14,824	20.53	2/15/2027
	3/2/2018	30,625	39,375	28.94	3/2/2028
	2/21/2019	15,937	69,063	21.88	2/21/2029
Jon Wigginton, M.D.	7/19/2013	45,448	—	4.70	7/18/2023
	12/12/2014	40,000	—	29.68	12/12/2024
	12/18/2015	55,000	—	31.43	12/18/2025
	2/15/2017	52,654	14,846	20.53	2/15/2027
	3/2/2018	30,625	39,375	28.94	3/2/2028
	2/21/2019	16,875	73,125	21.88	2/21/2029
(1) Options vest and become exercisable with respect to (a) 12.5 percent of the underlying shares six months after the grant date and (b) the remainder of the underlying shares in 14 equal quarterly installments.

Option Exercises and Stock Vested
The following table sets forth certain information concerning the exercise of stock options and vesting of restricted stock units held by the named executive officers during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized Vesting ($)
Scott Koenig, M.D., Ph.D.	39,897	465,997	—	—
James Karrels	12,640	145,221	—	—
Eric Risser	14,159	198,902	—	—

(1) This amount represents the difference between the closing market price of the Company’s common stock, as reported on Nasdaq, on the date of exercise, and the exercise price per share exercised.

Perquisites and Other Personal Benefits
All of the named executive officers are eligible to participate in the Company’s employee benefit plans, including health, dental, and vision insurance, a prescription drug plan, flexible spending accounts, short and long-term disability, life insurance, and a 401(k) plan. These plans are offered to all employees and do not discriminate in favor of named executive officers.
Tax and Accounting Implications
In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the chief executive officer and three other most highly-compensated named executive officers (other than the chief executive officer).
To the extent a named executive officer would otherwise earn over $1 million in compensation in any calendar year, the Compensation Committee generally endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Compensation Committee’s guiding principles. Also, the actual impact of the loss of deduction for compensation paid to the chief executive officer and the other three most highly compensated executives over the $1 million limitation may be small and have a de minimis impact on the Company’s overall tax position. For these and other reasons, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, will not limit compensation to those levels or types that will be deductible when it believes doing so is in the best interests of the Company and its stockholders.
Anti-Hedging and Anti-Pledging Policies
Our insider trading policy prohibits all directors and officers from pledging or engaging in hedging or similar transactions in our stock, including but not limited to prepaid variable forwards, equity swaps, collars, puts, calls and short sales.
Compensation Risk Assessment
Our compensation policies and programs are designed to encourage our employees to remain focused on both our short- and long-term goals. Our management assesses and discusses with our Compensation Committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. The Compensation Committee believes that the mix of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both short- and long-term performance goals.

Overview of Employment and Change in Control Agreements
As of December 31, 2019, the Company had employment agreements in place with each of its named executive officers. The employment agreements provide for certain payments upon a named executive officer’s termination, as described below. All of the named executive officers are “at-will” employees, which means they have no definitive terms of employment.
Dr. Koenig
In October 2013, we entered into an employment agreement with Dr. Koenig.
Dr. Koenig’s employment agreement includes non-competition and non-solicitation provisions that will prohibit him from competing with us, soliciting our customers or employees, or hiring our employees for a period of two years following the end of his employment with us for any reason and, with respect to the non- competition provisions, for the period during which he is receiving severance benefits. Under his employment, Dr. Koenig is also subject to confidentiality and invention disclosure and assignment obligations.
Dr. Koenig is eligible to receive severance benefits in specified circumstances. Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Dr. Koenig will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control (each as defined below).

The following table summarizes the schedule of severance benefits Dr. Koenig would receive in the event of such a qualifying termination.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change of Control	24 months of base salary and target bonus (as in effect immediately prior to termination)	24 months (or until Dr. Koenig obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option is not vested

Termination occurs within Two Years Following a Change of Control	24 months of base salary and target bonus (as in effect immediately prior to termination)	24 months (or until Dr. Koenig obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which the stock option is not vested
The following definitions are used in Dr. Koenig’s employment agreement:
• “Cause” means: (a) a failure to substantially perform the duties with us (if the failure to substantially perform is not cured, if curable, within thirty (30) days after receipt of written notice from the Board of Directors that specifies the conduct constituting Cause under this clause (a); (b) willful misconduct, or gross negligence in the performance of duties to us; (c) the conviction or entry of a guilty plea or plea of no contest with respect to, any crime that constitutes a felony or involves fraud, dishonesty or moral turpitude; (d) commission of an act of fraud, embezzlement or misappropriation against us; (e) a material breach of the fiduciary duty owed to us; (f) engaging in any improper conduct that has or is likely to have an adverse economic or reputational impact on us; or (g) a material breach of the employment agreement.
• “Change of Control” means: (a) any person (excluding our employee benefit plans) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of our then outstanding securities; (b) we consummate a merger, consolidation, share exchange, division or other reorganization or transaction with any other corporation unless our outstanding securities immediately prior to the transaction continue to represent at least 50% of the combined voting power immediately after the transaction; or (c) stockholder approval of the liquidation or winding-up of our company or the consummation of the sale or disposition of all or substantially all of our assets; or (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted our Board (including for this purpose any new director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose appointment, election or nomination was previously so approved or recommended) cease for any reason to constitute at least a majority of the Board of Directors.

• “Good Reason” means the occurrence of any of the following events (without the executive’s consent):
(i) material adverse change in functions, duties, or responsibilities that would cause the executive’s position to become one of materially lesser responsibility, importance, or scope or (ii) a material breach of the agreement by us. No resignation will be treated as “good reason” unless (a) the executive has given written notice of such event to us within ninety (90) days after the initial occurrence thereof, (b) we have failed to cure the condition constituting “good reason” within 30 days following the delivery of the notice, and (c) the executive terminates employment within thirty (30) days after expiration of such cure period.
Mr. Karrels
In October 2013, we entered into an employment agreement with Mr. Karrels.
Mr. Karrels’ employment agreement includes a non-competition provision that will prohibit him from competing with us for a period of 18 months following the end of his employment with us for any reason or for the period during which he is receiving severance benefits, as well as a non-solicitation provision that will prohibit him from soliciting our customers or employees, or hiring our employees for a period of two years following the end of his employment with us for any reason. Under his employment agreement, Mr. Karrels is also subject to confidentiality and invention disclosure and assignment obligations.
Mr. Karrels is eligible to receive severance benefits in specified circumstances. Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Mr. Karrels will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control.
The following table summarizes the schedule of severance benefits Mr. Karrels would receive in the event of such a qualifying termination. Mr. Karrels’ employment agreement contains substantially similar definitions of the terms “Cause,” “Change of Control,” and “Good Reason” as those defined in Dr. Koenig’s agreement, discussed above.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change of Control	12 months of base salary	12 months (or until Mr. Karrels obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option is not vested

Termination occurs within Two Years Following a Change of Control	12 months of base salary and target bonus (as in effect immediately prior to termination)	12 months (or until Mr. Karrels obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which the stock option is not vested
Drs. Bonvini and Wigginton and Mr. Risser
In the first quarter of 2016, we entered into an employment agreement with each of Dr. Bonvini, Dr. Wigginton and Mr. Risser.
Each of their employment agreements includes non-competition and non-solicitation provisions that will prohibit that individual from competing with us, soliciting our customers or employees, or hiring our employees for a period of 12 months following the end of his employment with us for any reason. Each individual is also subject to confidentiality and invention disclosure and assignment obligations.
Each of these individuals is also eligible to receive severance benefits in specified circumstances. Upon his death or termination for disability, each of Drs. Wigginton and Bonvini and Mr. Risser would be eligible to receive any earned but unpaid bonus obligation relating to the prior fiscal year and certain other accrued but unpaid obligations. Under the terms of each agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non- solicitation, confidentiality and invention assignment provisions, each such individual will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control.

The employment agreement for each of Drs. Bonvini and Wigginton and Mr. Risser contains substantially similar definitions of the terms “Cause,” “Change of Control” and “Good Reason” as those defined in Dr. Koenig’s agreement, discussed above, except that the definition of “Good Reason” in these individuals’ agreements includes a material change in geographic location of his employment of at least 50 miles from our Rockville, Maryland headquarters with no ability to telecommute. The table below summarizes the schedule of severance benefits each of these individuals would receive in the event of a qualifying termination.
The definition of “Disability” in the employment agreement for each of Drs. Bonvini and Wigginton and Mr. Risser is as follows: (a) the executive being determined to be totally disabled as defined by guidelines of the then-existing Company disability insurance plan in which the executive is participating, or (b) a determination by the Social Security Administration that the executive is “totally disabled” or (c) the executive’s inability to engage in comparable professional activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change in Control	12 months of base salary plus a pro-rated target bonus (as in effect immediately prior to termination)	12 months (or until the executive obtains other employment which provides the same type of benefit, if earlier)	None

Termination occurs within One Year Following a Change in Control	12 months of base salary plus target bonus (as in effect immediately prior to termination)	12 months (or until the executive obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which any stock options and any restricted stock units are not vested

COMPENSATION COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by MacroGenics under the Securities Act or the Exchange Act.
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Compensation Committee
Matthew Fust, Chair
Karen Ferrante, M.D.
Scott Jackson
Jay Siegel, M.D.
David Stump, M.D.

CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee. During fiscal year 2019, the principal executive officer of MacroGenics was our President and Chief Executive Officer, Scott Koenig, M.D., Ph.D. For 2019, the annual total compensation for Dr. Koenig was $4,723,588, and for our median employee was $135,136, resulting in an estimated pay ratio of approximately 35:1.
The median employee, whose compensation is disclosed above, is the same employee whose compensation was disclosed for 2018. In determining to use the same employee’s compensation for this 2019 CEO Pay Ratio disclosure, we observed that there have been no significant changes to our broad-based compensation scheme nor to our employee population, which would significantly impact the compensation of the median employee. In arriving at these conclusions, we considered workforce changes and broader rewards programs delivered to employees in 2019 versus those for 2018.
In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) aggregating for each applicable employee (A) annual base salary as of November 30, 2018, or hourly rate multiplied by target work schedule, for hourly employees; (B) the target bonus for 2018; and (C) equity received in 2018; and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Koenig, whether employed on a full-time, part-time, or seasonal basis.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

INFORMATION ABOUT EQUITY COMPENSATION PLANS
The following table provides certain information as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)(2)	7,159,494	$20.92	3,154,514
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	7,159,494		3,154,514

(1) Includes the MacroGenics, Inc. 2013 Plan and the 2003 Equity Incentive Plan.
(2) The 2013 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2013 Plan shall be increased on the first day of each year beginning in 2014 and ending in 2023, equal to the lesser of (a) 1,960,168 shares, (b) 4.0% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (c) such smaller number of shares of stock as determined by our Board. The number of securities available for future issuance as of December 31, 2019 increased by 1,958,350 shares as of January 1, 2020, due to the effect of this evergreen provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 20, 2020 for:
• each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
• each of our named executive officers;
• each of our directors; and
• all executive officers and directors as a group.
The number of shares beneficially owned and the percentage of shares beneficially owned are based on 49,131,150 shares of common stock outstanding as of March 20, 2020, except as otherwise noted. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, to the best of our knowledge, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any shares of common stock, on or within 60 days of March 20, 2020, upon exercise of outstanding options, vesting of restricted stock units or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other purpose. Except as otherwise indicated, the address of each of the named executive officers and directors in this table is 9704 Medical Center Drive, Rockville, Maryland 20850.

Name of Beneficial Owner	Shares of Common Stock (1)	Shares of Common Stock Issuable within 60 Days (2)	Total Number of Shares of Common Stock Beneficially Owned	Beneficial Ownership %
Greater than 5% Stockholders
Bellevue Group (3)	5,873,356	—	5,873,356	12.0%
BlackRock, Inc. and affiliated persons (4)	4,722,537	—	4,722,537	9.6%
Invesco, Ltd. (5)	4,498,822	—	4,498,822	9.2%
The Vanguard Group (6)	3,209,530	—	3,209,530	6.5%
Millennium Group Management LLC (7)	2,914,831	—	2,914,831	5.9%
Named executive officers and Directors:
Scott Koenig, M.D., Ph.D. (8)	1,164,150	838,832	2,002,982	4.1%
James Karrels (9)	152,460	238,424	390,884	*
Ezio Bonvini, M.D. (10)	154,208	272,562	426,770	*
Eric Risser	38,468	280,427	318,895	*
Jon Wigginton, M.D.	18,930	255,305	274,235	*
Paulo Costa	59,435	96,467	155,902	*
Karen Ferrante, M.D.	—	54,616	54,616	*
Matthew Fust	500	60,849	61,349	*
Kenneth Galbraith	46,875	67,773	114,648	*
Edward Hurwitz	18,074	67,773	85,847	*
Scott Jackson	—	50,000	50,000	*
Jay Siegel, M.D.	—	40,000	40,000	*
David Stump, M.D.	—	67,773	67,773	*
All directors and executive officers as a group (16 persons)	1,655,228	2,772,536	4,427,764	9.0%
* Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.
(2) Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 20, 2020, and shares of common stock issuable under restricted stock unit awards that vest within 60 days of March 20, 2020.

(3) Bellevue Group AG and BB Biotech AG and its wholly-owned subsidiary, Biotech Target N.V. reported shared dispositive power with respect to 5,873,356 shares of our common stock as of December 31, 2019, in a Schedule 13F and Schedule 13G/A filed with the SEC on February 14, 2020. The address of Bellevue Group AG is Seestrasse 16, 8700 Kusnacht, Switzerland.
(4) BlackRock, Inc. and affiliated persons reported sole dispositive power with respect to 4,722,537 shares of our common stock as of December 31, 2019, in a Schedule 13G/A filed with the SEC on February 5, 2020. The address of BlackRock, Inc. and its affiliated persons is 55 East 52nd Street, New York, NY 10055.
(5) Invesco, Ltd. reported dispositive power with respect to 4,498,822 shares of our common stock as of December 31, 2019, in a Schedule 13G filed with the SEC on February 13, 2020. The address of Invesco, Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.
(6) The Vanguard Group and affiliated persons reported sole dispositive power with respect to 3,209,530 shares of our common stock as of December 31, 2019, in a Schedule 13G/A filed with the SEC on February 12, 2020. The address of The Vanguard Group and its affiliated persons is 100 Vanguard Blvd., Malvern, PA 19355.
(7) Millennium Group Management LLC and affiliated persons reported sole dispositive power with respect to 2,914,831 shares of our common stock as of December 31, 2019, in a Schedule 13G/A filed with the SEC on February 3, 2020. The address of Millennium Management LLC and its affiliated persons is 666 Fifth Avenue, New York, NY 10103.
(8) Consists of (i) 53,265 shares of common stock, (ii) 943,103 shares of common stock owned jointly by Dr. Koenig and his spouse, of which Dr. Koenig has shared voting and dispositive power and (iii) 167,782 shares of common stock held by the Scott Koenig Family Trust, an irrevocable trust, of which Dr. Koenig’s spouse and brother-in-law are co-trustees, and of which Dr. Koenig may be deemed to have shared voting and dispositive power.
(9) Consists of 152,460 shares of common stock jointly owned by Mr. Karrels and his spouse.
(10) Consists of (i) 146,658 shares of common stock, and (ii) 7,550 shares of common stock held by the Bonvini Family 2015 Irrevocable Trust for the benefit of an immediate family member, of which is managed by a third-party trustee.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2019, we believe that all of our officers, directors and greater than 10% beneficial owners timely filed all reports required by Section 16(a) of the Exchange Act except one report on Form 4 for Mr. Risser with respect to an exercise of options to purchase shares of our common stock was filed late due to a broker reporting error.
HOUSEHOLDING OF PROXY MATERIALS
In order to reduce printing costs and postage fees, we mail only one copy of the notice of the Annual Meeting, which includes instructions on how to access our 2019 Annual Report and Proxy Statement on the internet, and the proxy card to any one address, unless we receive contrary instructions from any stockholder at that address (known as “householding”).
We will deliver upon written or oral request a separate copy of the 2019 Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of the above mentioned materials was delivered. If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters located at 9704 Medical Center Drive, Rockville, Maryland 20850, or by calling us at (301) 251-5172. If you are a beneficial but not record owner, you can request additional copies, or you can request householding, by notifying your broker, bank or other nominee.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov or in the Financials & Filings section of our website at http://ir.macrogenics.com/financial-information.
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares as described in this proxy statement, so your shares will be represented at the Annual Meeting.
The form of proxy and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

By Order of the Board of Directors

James Karrels
Corporate Secretary
Rockville, Maryland
April 3, 2020

MACROGENICS

ANNUAL MEETING OF STOCKHOLDERS OF MACROGENICS, INC.

Date: May 14, 2020
Time: 9:00 A.M. (Local Time)
Place: Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850.

Please make your marks like this: ☒ **Use dark black pencil or pen only**

Proposals - The Board of Directors unanimously recommends a vote **FOR** all the nominees listed in Proposal 1 and **FOR** Proposals 2, 3, and 4.

	For	Withhold	Directors Recommend
01 Scott Koenig, M.D., Ph.D.	☐	☐	For
02 Jay Siegel, M.D.	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

____________________ Please Sign Here   ________________ Please Date Above

____________________ Please Sign Here   ________________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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MACROGENICS

Notice of 2020 Annual Meeting of Stockholders to be held on Thursday, May 14, 2020 for stockholders of record as of March 20, 2020

This proxy is solicited by the Board of Directors

VOTE BY:

INTERNET
www.proxypush.com/MGNX
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE
Call
866-284-4925
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED USING THE INSTRUCTIONS PROVIDED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

All votes must be received by 5:00 P.M., Eastern Time, May 13, 2020

PROXY TABULATOR FOR

MACROGENICS, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

REVOCABLE PROXY — MacroGenics, Inc.
Annual Meeting of Stockholders
May 14, 2020, 9:00 a.m. (Local Time)
This Proxy is Solicited by the Board of Directors

The stockholder(s) signing this proxy card hereby appoints Paulo Costa, James Karrels and Jeffrey Peters, or any of them, each with the power of substitution to act as attorneys and proxies for the stockholder(s) to vote all shares of common stock of MacroGenics, Inc. (the "Company") that the stockholder(s) is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850 at 9:00 am local time or at any postponement or adjournment thereof. Each of the individuals is authorized to cast all votes to which the stockholder(s) is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS AND NOMINEES LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Annual Meeting, the Proxy Statement dated April 3, 2020 and the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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